EXHIBIT 10.24 SECURITIES PURCHASE AGREEMENT, DATED NOVEMBER 2, 1994 AS AMENDED ON FEBRUARY 20, 1996, AMONG REGISTRANT, ELECTRA INVESTMENT TRUST P.L.C. AND ELECTRA ASSOCIATES, INC.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                       DeCRANE AIRCRAFT HOLDINGS, INC.

                        -----------------------------
                        -----------------------------
                        SECURITIES PURCHASE AGREEMENT
                        -----------------------------
                        -----------------------------

           12% Senior Subordinated Notes due December 31, 2001
                                ($7,000,000)

               Warrants to Purchase Shares of Common Stock
               (Initially Equal on an Aggregate Basis to 15%
                     of the Fully-Diluted Common Stock,
                  Subject to Adjustment in Certain Events)

                       Dated as of November 2, 1994

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                ----------------


                                                                          PAGE
1.  BACKGROUND. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

2.  PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . .     1

3.  CLOSING OF SALE OF SECURITIES . . . . . . . . . . . . . . . . . . .     2

4.  CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . .     2
    4A.  OPINION OF COUNSEL . . . . . . . . . . . . . . . . . . . . . .     2
    4B.  REPRESENTATIONS AND WARRANTIES; NO DEFAULT . . . . . . . . . .     3
    4C.  APPROVALS AND CONSENTS . . . . . . . . . . . . . . . . . . . .     3
    4D.  PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . .     3
    4E.  NO ADVERSE ACTION OR DECISION  . . . . . . . . . . . . . . . .     3
    4F.  MATERIAL ADVERSE CHANGE  . . . . . . . . . . . . . . . . . . .     4
    4G.  PURCHASE PERMITTED BY APPLICABLE LAWS  . . . . . . . . . . . .     4
    4H.  COMPLIANCE WITH SECURITIES LAWS  . . . . . . . . . . . . . . .     4
    4I.  COMPLIANCE WITH AGREEMENTS . . . . . . . . . . . . . . . . . .     4
    4J.  FINANCING FEE AND OTHER FEES AND EXPENSES  . . . . . . . . . .     5
    4K.  TERMS OF SENIOR FINANCING ACCEPTABLE . . . . . . . . . . . . .     5
    4L.  PREFERRED STOCK  . . . . . . . . . . . . . . . . . . . . . . .     5
    4M.  INCENTIVE PLAN   . . . . . . . . . . . . . . . . . . . . . . .     5
    4N.  SHAREHOLDERS AGREEMENT . . . . . . . . . . . . . . . . . . . .     5
    4O.  REGISTRATION RIGHTS AGREEMENT  . . . . . . . . . . . . . . . .     5
    4P.  SUBORDINATION TO NOTES . . . . . . . . . . . . . . . . . . . .     5
    4Q.  MINORITY INTEREST  . . . . . . . . . . . . . . . . . . . . . .     5
    4R.  INFORMATION AND MATERIALS  . . . . . . . . . . . . . . . . . .     5

5.  PREPAYMENTS AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . .     5
    5A.  REQUIRED PREPAYMENTS . . . . . . . . . . . . . . . . . . . . .     6
    5B.  OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . . . . . . . .     6
    5C.  NOTICE OF OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . . .     6
    5D.  PARTIAL PREPAYMENTS PRO RATA . . . . . . . . . . . . . . . . .     6
    5E.  RETIREMENT OF NOTES  . . . . . . . . . . . . . . . . . . . . .     6

6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .     7
    6A.  FINANCIAL STATEMENTS AND OTHER REPORTS . . . . . . . . . . . .     7
    6B.  INSPECTION OF PROPERTY . . . . . . . . . . . . . . . . . . . .    10
    6C.  COVENANT TO SECURE NOTES EQUALLY . . . . . . . . . . . . . . .    11
    6D.  MAINTENANCE OF PROPERTIES; INSURANCE . . . . . . . . . . . . .    11
    6E.  CORPORATE EXISTENCE, ETC . . . . . . . . . . . . . . . . . . .    12
    6F.  PAYMENT OF TAXES AND CLAIMS  . . . . . . . . . . . . . . . . .    12

                                      (i)

    6G.  COMPLIANCE WITH LAWS, ETC  . . . . . . . . . . . . . . . . . .    12
    6H.  BOARD MEMBER; ATTENDANCE AT BOARD MEETINGS . . . . . . . . . .    12
    6I.  SECURITIES MATTERS . . . . . . . . . . . . . . . . . . . . . .    13
    6J.  RESERVATION OF SHARES  . . . . . . . . . . . . . . . . . . . .    13
    6K.  HART-SCOTT FILINGS . . . . . . . . . . . . . . . . . . . . . .    13
    6L.  USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . .    13
    6M.  MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    6N.  INTERCOMPANY NOTE  . . . . . . . . . . . . . . . . . . . . . .    14

7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .    14
    7A.  FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . .    14
    7B.  RESTRICTIONS ON DEBT . . . . . . . . . . . . . . . . . . . . .    14
    7C.  RESTRICTIONS ON SALES, MERGERS AND CONSOLIDATIONS  . . . . . .    15
    7D.  RESTRICTIONS ON LIENS  . . . . . . . . . . . . . . . . . . . .    15
    7E.  RESTRICTIONS ON DIVIDENDS AND REPURCHASES  . . . . . . . . . .    17
    7F.  RESTRICTIONS ON TRANSACTIONS WITH CERTAIN PARTIES  . . . . . .    17
    7G.  RESTRICTIONS ON INVESTMENTS  . . . . . . . . . . . . . . . . .    18
    7H.  RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS  . . . . . . .    18
    7I.  RESTRICTIONS ON SUBSIDIARIES . . . . . . . . . . . . . . . . .    18
    7J.  ACTION AFFECTING PAYMENTS ON NOTES . . . . . . . . . . . . . .    18
    7K.  NO AMENDMENT OF CHARTER OR BY-LAWS . . . . . . . . . . . . . .    18
    7L.  COMPLIANCE WITH ERISA  . . . . . . . . . . . . . . . . . . . .    19

8.  SUBORDINATION OF THE NOTES  . . . . . . . . . . . . . . . . . . . .    20

9.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .    23
    9A.  INDEMNIFICATION BY COMPANY . . . . . . . . . . . . . . . . . .    23
    9B.  INDEMNIFICATION BY PURCHASERS  . . . . . . . . . . . . . . . .    23
    9C.  PROCEDURES UNDER INDEMNIFICATION . . . . . . . . . . . . . . .    23

10. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . .    24
    10A. DEFAULT; ACCELERATION  . . . . . . . . . . . . . . . . . . . .    24
    10B. RESCISSION OF ACCELERATION . . . . . . . . . . . . . . . . . .    26
    10C. NOTICE OF ACCELERATION OR RESCISSION . . . . . . . . . . . . .    27
    10D. OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .    27

11. REPRESENTATIONS BY THE COMPANY  . . . . . . . . . . . . . . . . . .    27
    11A. ORGANIZATION; CORPORATE AUTHORITY  . . . . . . . . . . . . . .    27
    11B. BUSINESS; FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .    28
    11C. CAPITAL STOCK AND RELATED MATTERS  . . . . . . . . . . . . . .    29
    11D. LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . .    29
    11E. OUTSTANDING DEBT . . . . . . . . . . . . . . . . . . . . . . .    29
    11F. TITLE TO PROPERTIES  . . . . . . . . . . . . . . . . . . . . .    30
    11G. TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
    11H. CONFLICTING AGREEMENTS AND OTHER MATTERS . . . . . . . . . . .    30
    11I. PATENTS, ETC . . . . . . . . . . . . . . . . . . . . . . . . .    31
    11J. OFFERING OF SECURITIES . . . . . . . . . . . . . . . . . . . .    31

                                      (ii)

    11K. BROKER'S OR FINDER'S COMMISSIONS . . . . . . . . . . . . . . .    31
    11L. COMPLIANCE WITH LAW  . . . . . . . . . . . . . . . . . . . . .    32
    11M. INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . . .    32
    11N. PUBLIC UTILITY HOLDING COMPANY ACT . . . . . . . . . . . . . .    32
    11O. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT  . . . . . . . . .    33
    11P. GOVERNMENTAL CONSENTS, ETC . . . . . . . . . . . . . . . . . .    33
    11Q. COMPLIANCE WITH ERISA  . . . . . . . . . . . . . . . . . . . .    33
    11R. EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . .    35
    11S. MATERIAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . .    35
    11T. ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . .    35
    11U. PRODUCTS LIABILITY . . . . . . . . . . . . . . . . . . . . . .    38
    11V. SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

12. REPRESENTATIONS BY THE PURCHASERS . . . . . . . . . . . . . . . . .    39
    12A. ORGANIZATION, AUTHORIZATION, ETC . . . . . . . . . . . . . . .    39
    12B. PURCHASE FOR INVESTMENT  . . . . . . . . . . . . . . . . . . .    39
    12C. SOURCE OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . .    39

13. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39

14. GUARANTEE OF NOTES AND OTHER OBLIGATIONS  . . . . . . . . . . . . .    53
    14A. OBLIGATIONS GUARANTEED . . . . . . . . . . . . . . . . . . . .    53
    14B. OBLIGATIONS UNCONDITIONAL  . . . . . . . . . . . . . . . . . .    54
    14C. WAIVERS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . .    55
    14D. OBLIGATIONS UNIMPAIRED . . . . . . . . . . . . . . . . . . . .    55
    14E. WAIVER OP SUBROGATION, ETC . . . . . . . . . . . . . . . . . .    56
    14F. RESCISSION OF PAYMENT  . . . . . . . . . . . . . . . . . . . .    56
    14G. ELECTION TO PERFORM OBLIGATIONS  . . . . . . . . . . . . . . .    56
    14H. RIGHTS OF CONTRIBUTION . . . . . . . . . . . . . . . . . . . .    56
    14I. LIMITATION ON CORY GUARANTEE . . . . . . . . . . . . . . . . .    58
    14J. LIMITATION ON KERNER LIABILITY . . . . . . . . . . . . . . . .    58
    14K. LIMITATION ON GUTERMANN LIABILITY  . . . . . . . . . . . . . .    58
    14L. GENERAL LIMITATION ON GUARANTEES . . . . . . . . . . . . . . .    58
    14M. SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .    59

15. ADVISORY FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . .    59

16. WARRANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    16A. TERM; EXERCISE . . . . . . . . . . . . . . . . . . . . . . . .    59
    16B. SERIES OF WARRANTS AND TRIGGERING EVENT  . . . . . . . . . . .    59
    16C. PUT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
    16D. PENALTY WARRANTS . . . . . . . . . . . . . . . . . . . . . . .    62
    16E. ANTIDILUTION PROVISIONS  . . . . . . . . . . . . . . . . . . .    62
    16F. REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . .    62
    16G. VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62

17. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
    17A. PAYMENTS WITH RESPECT TO SECURITIES  . . . . . . . . . . . . .    62
    17B. EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . .    63

                                      (iii)

    17C. AMENDMENTS, CONSENTS AND WAIVERS . . . . . . . . . . . . . . .    64
    17D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF
         NOTES AND WARRANTS . . . . . . . . . . . . . . . . . . . . . .    64
    17E. PERSONS DEEMED OWNERS; PARTICIPATIONS  . . . . . . . . . . . .    65
    17F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .    66
    17G. SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . .    66
    17H. CERTAIN RELATIONSHIPS  . . . . . . . . . . . . . . . . . . . .    66
    17I. DISCLOSURE TO OTHER PERSONS  . . . . . . . . . . . . . . . . .    66
    17J. NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
    17K. DESCRIPTIVE HEADINGS . . . . . . . . . . . . . . . . . . . . .    67
    17L. SATISFACTION REQUIREMENT . . . . . . . . . . . . . . . . . . .    67
    17M. GOVERNING LAW; JURISDICTION  . . . . . . . . . . . . . . . . .    68
    17N. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . .    68


EXHIBITS:

EXHIBIT 1(a)     --  Form of Notes
EXHIBIT 1(b)     --  Form of Warrants
EXHIBIT 4A       --  Form of Opinion of Baker & Hostetler
EXHIBIT 4L       --  Form of Articles of Incorporation
EXHIBIT 4N       --  Amended and Restated Shareholders Agreement
EXHIBIT 4O       --  Amended and Restated Registration Rights Agreement
EXHIBIT 8(a)     --  Form of Agent's Certificate

SCHEDULES:

SCHEDULE 4E      --  Adverse Proceedings
SCHEDULE 7A(i)   --  Leverage Ratio
SCHEDULE 7A(ii)  --  EBITDA Ratio
SCHEDULE 7A(iii) --  Net Worth
SCHEDULE 7A(iv)  --  Fixed Charges Ratio
SCHEDULE 7D      --  Liens
SCHEDULE 7F      --  Transactions With Certain Parties
SCHEDULE 11C     --  Capital Stock and Registration Rights
SCHEDULE 11D     --  Litigation
SCHEDULE 11E     --  Debt
SCHEDULE 11H     --  Conflicting Agreements
SCHEDULE 11I     --  Intangible Rights
SCHEDULE 11J     --  Offerings of Securities
SCHEDULE 11R     --  Employee Matters
SCHEDULE 11S     --  Material Agreements
SCHEDULE 11T     --  Environmental Matters
SCHEDULE 17A     --  Purchasers' Wire Transfer Instructions

                                      (iv)

          SECURITIES PURCHASE AGREEMENT, dated as of November 2, 1994 (this "Agreement"), by and among DeCRANE AIRCRAFT HOLDINGS, INC., an Ohio Corporation (the "Company"), ELECTRA INVESTMENT TRUST P.L.C., a corporation organized under the laws of England ("EIT"), and ELECTRA ASSOCIATES, INC., a Delaware corporation ("Associates" and, together with EIT, the "Purchasers"). Capitalized terms used in this Agreement are defined in paragraph 13 hereof.

          WHEREAS, the Purchasers desire, upon the terms and subject to the conditions set forth herein, to purchase from the Company the Securities (as hereinafter defined); and

          WHEREAS, the Company desires, upon the terms and subject to the conditions set forth herein, to sell the Securities to the Purchasers.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. BACKGROUND. In order to provide funds for the expansion and operation of its business, the Company has authorized the issuance and delivery of:

          (i)  its senior subordinated notes, substantially in the form of
Exhibit 1(a) hereto (herein, together with any such notes which may be issued pursuant to any provision of this Agreement and any such notes which may be issued in substitution or exchange therefor, the "Notes"), in the aggregate principal amount of $7,000,000, to be dated the date of issue thereof (the "Issue Date"), to mature December 31, 2001, and to bear interest on the unpaid balance thereof from the Issue Date until the principal thereof shall become due and payable at the rate of 12% per annum, payable semi-annually in cash in arrears; and

          (ii) warrants, substantially in the form of Exhibit 1(b) hereto (herein, together with any such warrants which may be issued pursuant to any provision of this Agreement or any provision contained in the warrants and any such warrants which may be issued in addition to or in substitution or exchange therefor, the "Warrants"), to purchase for a price of $0.01 per share certain shares of the Company's common stock, without par value (the "Common Stock").

The Notes and the Warrants, and any other security of the Company issued to the Purchasers in addition to or in substitution or exchange therefor, are referred to herein as the "Securities."

          2. PURCHASE AND SALE OF SECURITIES. Upon the terms and subject to the conditions set forth herein, the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company, the following:

          (i) one or more Notes, registered in the Purchasers' names or those of the Purchasers' nominees, as the Purchasers shall request, and, subject to paragraph 17D hereof, in such denominations as the Purchasers shall request, in an aggregate principal amount of $7,000,000, at a purchase price of 100% of the aggregate principal amount thereof; and

          (ii) one or more series of Warrants, registered in the Purchasers' name or those of the Purchasers' nominees, as the Purchasers shall request, to purchase for a price of $0.01 per share that number of shares of Common Stock as shall be initially equal to 15% of the issued and outstanding Common Stock on a Fully Diluted basis, which percentage is subject to adjustment as set forth in this Agreement and in the Warrants.

          3. CLOSING OF SALE OF SECURITIES. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New
York two Business Days after the date on which all the conditions specified in paragraph 4 hereof shall have been satisfied, or on such other date or at such other place as the Purchasers and the Company may agree (the "Closing Date"). The Company will give the Purchasers five days' notice of the Closing Date and the time of Closing. At the Closing, the Company will deliver to the Purchasers the Notes and Warrants, against payment of the purchase price therefor by transfer in lawful money of the United States of America in immediately available funds to such bank and account as the Company may direct in writing. At the Closing, the Company will pay to Electra Inc., a Delaware corporation ("Electra"), by transfer in lawful money of the United States of America in immediately available funds to such bank and account as Electra may direct in writing, a financing fee in the amount of $140,000
(the "Financing Fee"). If at the Closing the Company shall fail to (i) tender to the Purchasers any of the Securities, (ii) pay to Electra the Financing Fee or (iii) have satisfied any of the closing conditions specified herein, or if such closing conditions shall not have been waived by the Purchasers, the Purchasers shall, at the Purchasers' election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchasers may have by reason of such failure.

          4. CONDITIONS OF CLOSING. The Purchasers' obligation to purchase and pay for the Securities is subject to the satisfaction prior to or at the Closing of the following conditions:

          4A. OPINION OF COUNSEL. The Purchasers shall have received from Baker & Hostetler, counsel for the Company, a favorable opinion substantially in the form attached hereto as Exhibit 4A, and covering any other matters incident to the transactions contemplated hereby as the Purchasers may reasonably request, addressed to the Purchasers and dated the Closing Date. To the extent that the opinion referred to above in this paragraph 4A is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of such other opinion, or a letter from such other counsel, dated the Closing Date and addressed to the Purchasers, authorizing the Purchasers to rely on such other counsel's opinion.

          4B. REPRESENTATIONS AND WARRANTIES: NO DEFAULT. The representations and warranties of the Company contained in this Agreement, and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated hereby, shall be true in all material respects when made and at the time of the Closing, except as affected by the consummation of the transactions contemplated hereby; provided, however, that there shall exist at the time of the Closing and after giving effect to such transactions no Default or Event of Default. The Company shall have delivered to the Purchasers an Officers' Certificate, dated the Closing Date, to all such effects.

          4C. APPROVALS AND CONSENTS. The Company shall have duly received all authorizations, waivers, consents, approvals, licenses, franchises, permits and certificates (collectively, the "Approvals") by or of all federal, state and local governmental authorities, and all material Approvals by or of all other Persons, necessary or advisable for the issuance of the Securities, and all such Approvals shall be in full force and effect at the time of the Closing. The Company shall have delivered to the Purchasers an Officers' Certificate, dated the Closing Date, to such effect.

          4D. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all counterpart originals or certified or other copies of such documents as they may reasonably request.

          4E.  NO ADVERSE ACTION OR DECISION.  Except as set forth in
Schedule 4E attached hereto, there shall be no action, suit, investigation or proceeding pending, or, to the best of the Purchasers' or the Company's knowledge, threatened, against or affecting the Purchasers or the Company, any of the Purchasers' or the Company's properties or rights, or any of the Purchasers' or the Company's Affiliates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the best of the Purchasers' or the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

          4F. MATERIAL ADVERSE CHANGE. Since December 31, 1993, there has not been or been threatened any material adverse change in the condition (financial or otherwise), assets, properties, operations or prospects of the Company or any of its Subsidiaries, or any condition, event or act which is likely to lead to a material adverse change in the condition, assets, properties, operations or prospects of the Company or any of its Subsidiaries, or which would materially and adversely affect the Company's ability to repay the Notes or the ability of the Subsidiary Guarantors to perform their obligations hereunder.

          4G. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Securities shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject the Purchasers to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation. The Purchasers shall have received such certificates or other evidence of compliance as the Purchasers may request.

          4H. COMPLIANCE WITH SECURITIES LAWS. The issuance, offering and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws, and the Purchasers shall have received such evidence of compliance as the Purchasers may request.

          4I. COMPLIANCE WITH AGREEMENTS. The Company and each of its Subsidiaries are in compliance with all of the material covenants, terms and conditions of all loan documents, shareholder agreements and other material agreements of the Company (including all existing or proposed credit facilities, indentures and the like) which will remain or be outstanding immediately after the Closing Date, and such agreements permit the performance by the Company and its Subsidiaries of all of the obligations and transactions contemplated by this Agreement. The Company shall have delivered to the Purchasers an Officers' Certificate, dated the Closing Date, to such effect.

of the principal amount of the Notes being prepaid, together with all accrued and unpaid interest thereon to the date of such prepayment (the "Purchase Price").

          5A. REQUIRED PREPAYMENTS. The Notes shall, at the option of a Significant Holder, become immediately due and payable upon the occurrence of (i) a Change of Control or (ii) an Initial Public Offering. Upon the occurrence of a Change of Control or an Initial Public Offering and notice by such Significant Holder, the Company will pay to each such holder an amount in cash equal to the Purchase Price by transferring immediately available funds to such bank and account therein as shall be designated by such holder, against delivery of the Notes being prepaid.

          5B. OPTIONAL PREPAYMENTS. The Notes may be prepaid at the option of the Company, at any time or from time to time, in whole or in part (but, if in part, only in integral multiples of $100,000), by paying to each holder an amount in cash equal to the Purchase Price for the amount of Notes being prepaid by transferring immediately available funds to such bank and account therein as shall be designated by such holder, against delivery of the Notes being prepaid.

          5C. NOTICE OF OPTIONAL PREPAYMENTS. The Company shall give each holder of Notes written notice of any prepayment to be made pursuant to paragraph 5B hereof not less than 30 Business Days prior to the proposed prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid. The Purchase Price for the Notes specified in such notice shall become due and payable on such prepayment date.

          5D. PARTIAL PREPAYMENTS PRO RATA. Upon any partial prepayment of Notes, The principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

          5E. RETIREMENT OF NOTES. The Company shall not prepay, purchase or otherwise retire Notes held by any holder, in whole or in part, directly or indirectly, prior to their stated final maturity, unless the Company shall have offered to prepay, purchase or otherwise retire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of such Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid, purchased or otherwise retired by the Company (or its Subsidiaries or Affiliates) shall not be deemed to be outstanding for any purpose under this Agreement.

    6. AFFIRMATIVE COVENANTS. The Company covenants that from and after the date of this Agreement through the Closing and thereafter so long as no Triggering Event has occurred (unless otherwise provided below):

    6A. FINANCIAL STATEMENTS AND OTHER REPORTS. For so long as the Purchasers hold any Note, any Warrant exchangeable into at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, or at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, the Company will deliver, or cause to be delivered to each Significant Holder:

              (i) within 30 days prior to the end of each fiscal year, but no earlier than 60 days prior to the end of such fiscal year, a budget (on a monthly basis) for the Company and its Subsidiaries for the following fiscal year (including consolidating and consolidated statements of income, cash flow and balance sheets prepared in accordance with GAAP), in reasonable detail and reasonably satisfactory in form and scope to the Significant Holder;

              (ii) as soon as available and in any event within 30 days after the end of each month, consolidating and consolidated statements of income and cash flow of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and, beginning in fiscal year 1995, setting forth, in each case, in comparative form, figures for the corresponding month and period in the preceding fiscal year and the budget for such month and for the period from the beginning of the current fiscal year to the end of such month, all in reasonable detail and reasonably satisfactory in form and scope to the Significant Holder and certified by an authorized financial officer of the Company as fairly presenting in all material respects the financial condition and results of operation of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

              (iii) only after the occurrence of an Initial Public Offering, or if the Company prepares such statements in the ordinary course, as soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Company, consolidating and consolidated statements of income and cash flow of the Company and its Subsidiaries for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding quarter in the preceding fiscal year and the budget for such quarter, all in reasonable detail and satisfactory in form and scope to the Significant Holder, and certified by an authorized financial officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

              (iv) as soon as available and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, and the related consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth, in each case, in comparative form, corresponding consolidated and consolidating figures from the preceding fiscal year, all in reasonable detail and reasonably satisfactory in form and scope to the Significant Holder, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing (which shall be generally recognized as one of the "Big Six" independent public accounting firms), which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of an authorized financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

              (v) promptly upon transmission thereof to the shareholders of the Company generally or to any other security holder of the Company, including, without limitation, any holder of Senior Debt, copies of all financial statements, financial analyses, notices, certificates (including, without limitation, the Compliance Certificate to be furnished under the Credit Agreement), annual reports and proxy statements so transmitted;

              (vi) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, or any management letters or similar document submitted to the Company or any of its Subsidiaries by such accountants;

              (vii) together with each delivery of financial statements required by clauses (iii) and (iv) above, an Officers' Certificate stating that the signers have reviewed the terms of this Agreement, the Notes and the Warrants, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the fiscal period covered by such financial statements, and that such review has not disclosed the existence, and that the signers do not have knowledge of the existence, as at the date of such Officers' Certificate, of any condition or event which would constitute a Default or Event of Default or, if, any such condition or event exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto;

              (viii) together with each delivery of consolidated financial statements required by clause (iv) above, a certificate of the independent public accountants giving the report thereon, but only if, in making the audit of such financial statements, such accountants have obtained knowledge of any Default or Event of Default, specifying in such certificate the nature and period of existence thereof; provided, that such accountants shall not be liable by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

              (ix) promptly upon any Responsible Officer of the Company obtaining knowledge (a) of any condition or event which constitutes a Default or Event of Default, (b) that the holder of any Note has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (c) of any condition or event which, in the opinion of management of the Company would have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company and its Subsidiaries, taken as a whole (other than conditions or events applicable to the economy as a whole), (d) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed Default or event or condition of the type referred to in clause (ii) of paragraph 10A hereof, or
(e) of the institution of any litigation involving claims against the Company in an amount equal to or greater than $100,000 with respect to any single cause of action (unless the Company reasonably believes such litigation is without merit and will not be determined adversely to the Company) or of any adverse determination in any litigation involving a potential liability to the Company equal to or greater than $100,000 with respect to any single cause of action (unless such litigation is defended by an insurance carrier without any reservation of rights and is reasonably expected to be fully covered by a creditworthy insurer), an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

              (x) promptly upon any Responsible Officer of the Company or any of its ERISA Affiliates becoming aware of the occurrence of (a) any "reportable event," as such term is defined in section 4043 of ERISA, in connection with any Plan subject to Title IV of ERISA or section 412 of the Code or trust, insurance contract or other funding arrangement maintained or created thereunder or an event requiring the Company or any ERISA Affiliate to provide security to a Plan under section 401(a)(29) of the Code, (b) any "prohibited transaction," as such term is defined in section 4975 of the Code or in section 406 of ERISA in connection with any Plan or any trust, insurance contract or other funding arrangement maintained or created thereunder, or in connection with any Welfare Plan or Multiemployer Plan or
(c) the institution of proceedings or the taking or expected taking of action by the PBGC or the Company or any of its ERISA Affiliates to terminate or withdraw or partially withdraw, in connection with any Plan subject to Title IV of ERISA or section 412 of the Code or any Multiemployer Plan or any trust, insurance contract or other funding arrangement maintained or created thereunder, a written notice specifying the nature thereof, what action the Company or any such Subsidiary has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto;

              (xi) promptly upon any material revision to the budgets referred to in clause (i) above, such monthly budgets, as revised; and

              (xii) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as such Significant Holder may reasonably request.

    6B. INSPECTION OP PROPERTY. For so long as the Purchasers hold any Note, any Warrant exchangeable into at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, or at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, the Company will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries (provided that, unless a Default or Event of Default shall have occurred and be continuing, such visits will not occur more frequently than once per calendar quarter), to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss its affairs, finances and accounts with its officers and its independent public accountants, all at reasonable times and upon reasonable prior notice to the Company.

    6C. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by paragraph 7D hereof (unless prior written consent shall have been obtained pursuant to paragraph 17C hereof), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured; provided that such security shall not in any way alter the rights of the holders of the Senior Debt or the Seller Note.

    6D. MAINTENANCE OF PROPERTIES: INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the laws of the applicable jurisdiction), insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such corporations and as are in good faith believed by the Company to be sufficient to prevent the Company or a Subsidiary from becoming a co-insurer within the terms of the policies in question.

    6E. CORPORATE EXISTENCE. ETC. The Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect their respective corporate, partnership or other existence, and rights, licenses and franchises material to its business, and will qualify to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), assets, properties or operations of the Company and its Subsidiaries, taken as a whole.

    6F. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon them or any of their respective properties or assets or in respect of any of their respective franchises, business income or properties before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently pursued and if such accrual or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

    6G. COMPLIANCE WITH LAWS. ETC. The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any court or other governmental authority (including, without limitation, those related to environmental or ERISA compliance), the noncompliance with which could have a material adverse effect on the business, condition (financial or otherwise), assets, property, operations or prospects of the Company and its Subsidiaries, taken as a whole.

    6H.  BOARD MEMBER: ATTENDANCE AT BOARD MEETINGS.

              (i) For so long as the Purchasers hold any Note, any Warrant exchangeable into at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, or at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, at the Purchasers' request, the Company will cause one Person designated by the Purchasers to be included in any list of Persons nominated by management of the Company for election as members of the Board of Directors of the Company (the "Board") and will take all actions reasonably within its power to cause such Person to be elected a member of the Board. Such director will have the right to be a member of the Audit Committee and the Compensation Committee of the Board, or such other committees of the Board performing the functions typically performed by such committees.

              (ii) The Company will reimburse such director for all costs and expenses (including travel expenses) incurred in connection with such director's attendance at meetings of the Board or any committee of the Board upon which such director serves. The Company will pay such director annual fees and fees for attending Board or committee meetings, if any such fees are paid to directors; provided that the Company may offset amounts paid to Electra as an Advisory Fee against any such director's fees.

    6I. SECURITIES MATTERS. To the extent required, the Company will, and will cause each of its Subsidiaries to, comply in all material respects with the reporting requirements of the Securities Act and the Exchange Act, or successor rules thereto or otherwise. The Company will cooperate with each holder of Securities in supplying such information as may be requested by such holder to comply with the Securities Act or Exchange Act, including Rule 144 and Rule 144A, or successor rules thereto or otherwise.

    6J. RESERVATION OF SHARES. The Company will reserve and keep reserved at all times sufficient shares of its Common Stock for issuance upon exercise of the Warrants and, upon such exercise, the Company will promptly issue and deliver the shares required to be delivered, and such shares, when issued and delivered, will be validly issued, fully paid and nonassessable.

    6K. HART-SCOTT FILINGS. The Company or its "ultimate parent" (as defined in the Hart-Scott-Rodino Act) will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the acquisition of voting securities of the Company or of any other Person by the Company.

    6L. USE OF PROCEEDS. The Company will use the proceeds from the sale and issuance of the Securities to repay existing indebtedness, repay vendor payables, finance working capital and for future acquisition financing.

    6M. MANAGEMENT. The Company will enter into an employment agreement with terms satisfactory to the Purchasers with, and will continue the employment of, R. Jack DeCrane, or if such employment is not continued, his replacement shall be acceptable to the Purchasers.

    6N. INTERCOMPANY NOTE. The Company will, promptly after the satisfaction in full of its obligations under the Credit Agreement, deliver to the Purchasers the Intercompany Note duly endorsed in blank. Cory agrees to perform all of its obligations under the Intercompany Note and, after the satisfaction in full of its obligations under the Credit Agreement and until payment in full of all amounts payable by the Company under this Agreement, to make all payments under the Intercompany Note directly to the Purchasers for application to, the payment of principal and/or interest in respect of the Notes.

    7. NEGATIVE COVENANTS. The provisions of this paragraph 7 shall remain in effect so long as any Note shall remain outstanding.

    7A. FINANCIAL COVENANTS. The Company and the Subsidiary Guarantors shall comply in all respects with each of the following financial covenants:

              (i) LEVERAGE RATIO. The Company and the Subsidiary Guarantors will not permit the Leverage Ratio to exceed the respective ratios at any time during the respective periods set forth on Schedule 7A(i) attached hereto.

              (ii) EBITDA RATIO. The Company and the Subsidiary Guarantors will not permit the EBITDA Ratio to exceed the respective ratios. at any time during the respective periods set forth on Schedule 7A(ii) attached hereto.

              (iii) NET WORTH. The Company will not permit its Net Worth to be less than the respective amounts at any time during the respective periods set forth on Schedule 7A(iii) attached hereto.

              (iv) FIXED CHARGES RATIO. The Company and the Subsidiary Guarantors will not permit the Fixed Charges Ratio to be less than the respective ratios at any time during the respective periods set forth on
Schedule 7A(iv) attached hereto.

    7B. RESTRICTIONS ON DEBT. The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur, issue, guarantee or otherwise become directly or indirectly liable in respect of, any Debt, except:

              (i) Debt to the holders of Notes incurred by the Company pursuant to this Agreement;

              (ii) the Senior Debt, and any refinancing of the Senior Debt (provided that no refinancing of Senior Debt shall have a principal amount greater than the principal amount of Senior Debt at the time outstanding, extend the maturity beyond the original maturity of the Senior Debt as of the date hereof, increase the Applicable Margin (as defined in the Credit Agreement) from that in effect as of the date hereof or affect the time of payment of interest payable with respect to the Senior Debt as of the date hereof or materially adversely affect the rights (taken as a whole) of any holder of the Notes);

              (iii) additional Senior Debt in an amount not to exceed $1,500,000 (provided that such additional Senior Debt is provided on substantially the terms set forth in and by the lenders party to the Credit Agreement);

              (iv)    the Seller Note;

              (v) Debt outstanding on the Closing Date and which is listed on Schedule 11E attached hereto; and

              (vi) Additional Debt incurred or assumed in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $1,100,000.

    7C. RESTRICTIONS ON SALES, MERGERS AND CONSOLIDATIONS. The Company will not consolidate or merge with or into, or sell, assign, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, or acquire all or substantially all of the properties or assets of, in one transaction or a series of transactions, another corporation, Person or entity, without the prior written consent of the Purchasers; provided that nothing contained in this paragraph 7C shall prevent (i) a merger of the Company and Tri-Star Holdings, Inc., (ii) the reincorporation in the state of Delaware of the Company or any of its Subsidiaries or (iii) the purchase, sale, assignment, lease, conveyance or other disposition or acquisition of properties or assets by the Company in the ordinary course of its business.

    7D. RESTRICTIONS ON LIENS. The Company or any Subsidiary Guarantor will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets or property of any character (excluding any such property or assets owned by a customer but in the possession of either the Company or any of its Subsidiaries), whether now owned or hereafter acquired, except:

              (i)     Liens existing on the Closing Date and described on
Schedule 7D attached hereto;

              (ii) Liens created in connection with the Senior Debt and Debt permitted by paragraph 7B hereof;

              (iii) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

              (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default hereunder;

              (v) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

              (vi) deposits to secure the performance of bids, trade contracts (other than for Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of assets or property of any character or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of such assets or property subject thereto or interfere with the ordinary conduct of the business of the Company or any Subsidiary Guarantor; and

              (viii) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any Subsidiary Guarantor, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that (1) no such Lien shall extend to or cover any property of the Company or any Subsidiary Guarantor, other than the property so acquired and improvements thereon and (2) the principal amount of Debt secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company or Subsidiary Guarantor, as appropriate) of such property at the time it was acquired (by purchase, construction or otherwise).

The Company, any Subsidiary Guarantor or any of their Subsidiaries will not sign or file in any state or other jurisdiction a financing statement under the Uniform Commercial Code which names the Company or any of its Subsidiaries as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, if the financing statement would perfect or protect a security interest which the Company or any of its Subsidiaries is not entitled to create, assume, incur or permit to exist under the foregoing provisions of this paragraph 7D.

    7E. RESTRICTIONS ON DIVIDENDS AND REPURCHASES. The Company will not, and, except for dividends or other distributions to the Company or to another Subsidiary, will not permit any of its Subsidiaries to, declare or pay any dividends, in cash or otherwise, or make any distributions, to its shareholders or partners, or purchase, redeem or otherwise acquire any of its outstanding Capital Stock, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of its Capital Stock; provided, however, that notwithstanding the foregoing, (i) Tri-Star Technologies may make those partnership distributions to Alexander Kerner required by the Tri-Star Technologies General Partnership Agreement, as amended, and (ii) Cory may declare and pay dividends provided such dividends are made ratably to its shareholders.

    7F. RESTRICTIONS ON TRANSACTIONS WITH CERTAIN PARTIES. Except as set forth in Schedule 7F attached hereto, the Company will not, and will not permit any of it Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") other than in the ordinary course of business, unless such Affiliate Transaction is on terms no less favorable to the Company than would have been obtained in a comparable arms' length transaction by the Company or such Subsidiary with a Person who is not an Affiliate of the Company or such Subsidiary.

    7G. RESTRICTIONS ON INVESTMENTS. The Company will not, other than in the ordinary course of business, purchase, acquire or agree to purchase or acquire or invest in the business, property or assets of, or any securities of, any other company or business, except:

              (i)     the Company may invest its excess cash in Cash
Equivalents; and

              (ii) investments permitted by paragraphs 7C, 7E and 7F hereof.

    7H. RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS. The Company will not sell or transfer any of its properties to anyone with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred, provided that, subject to paragraph 7A hereof, the Company may continue and extend its existing leasing arrangements and may lease, under operating leases, fixtures, equipment and real estate in the ordinary course of business.

    7I. RESTRICTIONS ON SUBSIDIARIES. The Company will not permit any of its Subsidiaries to issue any Capital Stock to any Person other than to the Company or another Subsidiary of the Company unless such issuance is at fair market value and the Company's percentage ownership in the Subsidiary is not decreased as a result of such issuance. The Company will not permit any of its Subsidiaries to issue any Debt to any Person other than to the Company or another Subsidiary of the Company except as permitted under paragraph 7B hereof.

    7J. ACTION AFFECTING PAYMENTS ON NOTES. The Company will not enter into, become a party to or otherwise become subject to any instrument evidencing or governing the terms of any Debt, or other contract or agreement, or any amendments or modifications of the foregoing, the provisions of which restrict or limit the Company's ability or obligation to make payments on, or which alter or impair the rights of any holder of, the Notes.

    7K. NO AMENDMENT OF CHARTER OR BY-LAWS. The Company will not permit any amendment of or modification to its Articles of Incorporation or Code of Regulations, which amendment or modification would alter or impair the rights of any holder of the Notes or the Warrants.

    7L. COMPLIANCE WITH ERISA. The Company will not, and will not permit any of its ERISA Affiliates to:

              (i) engage in any transaction in connection with which the Company or any of its Subsidiaries could be subject to either a material civil penalty assessed pursuant to section 502(i) or (1) of ERISA or a material tax imposed by section 4975 of the Code;

              (ii) terminate or partially terminate any Plan, or withdraw or partially withdraw from a Multiemployer Plan, in a manner, or take any other action, which in any case may reasonably be expected to result in any material liability of the Company or any of its ERISA Affiliates to the PBGC or to any Multiemployer Plan;

              (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any of its ERISA Affiliates is required to pay as contributions thereto under section 302 of ERISA and section 412 of the Code, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan;

              (iv) fail to make full payment when due of all amounts which, under the provisions of any Multiemployer Plan or collective bargaining agreement, the Company or any of its ERISA Affiliates is required to pay as contributions thereto. The Company agrees (x) upon the request of any Purchaser to obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company or any of its ERISA Affiliates contributes or to which the Company or any of its ERISA Affiliates has an obligation to contribute and (y) to transmit a copy of such statement to each Purchaser, so long as such Purchaser or such Purchaser's nominee shall be the holder of any Notes, and to each other Significant Holder, within 15 days after the Company receives the same;

              (v) amend or permit an ERISA Affiliate to amend a Plan resulting in an increase in current liability for the plan year such that either the Company or an ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or

              (vi) amend or permit an ERISA Affiliate to adopt or amend a Welfare Plan resulting in an increase in current liability in an amount that is material to the Company or such ERISA Affiliate for the plan year.

    8. SUBORDINATION OF THE NOTES. (a) Anything in this Agreement or the Notes to the contrary notwithstanding, the indebtedness evidenced by the Notes, including principal and interest and the Subordinated Liabilities, shall be subordinate and junior in right of payment to the extent set forth in clauses (i) through (vi) below to all Senior Obligations. Without limiting the foregoing:

        (i) The Purchasers and the holders of the Notes may not exercise any right of offset in respect of obligations owing from the Company or any Subsidiary Guarantor against obligations of the Company or Subsidiary Guarantor hereunder.

        (ii) In the event (A) of a default in the payment of principal of or interest on any Senior Debt or (B) any Senior Debt is declared immediately due and payable prior to its stated maturity, and the holders of the Notes are given notice by the Company or any holder of Senior Debt of either such event, then no payments may be made by the Company or any Subsidiary Guarantor on the Subordinated Liabilities until such default is cured or such declaration is rescinded. In addition, the holders of the Notes may not take any action under paragraph 10 hereof or initiate any bankruptcy proceeding with respect to the Company or any Subsidiary Guarantor until the earlier of the date on which such default is cured, or such declaration is rescinded by written notice by or on behalf of any holder of Senior Debt or 180 days after the giving of such notice (in each case to the extent the holders of the Notes are permitted to take such action under paragraph 10).

        (iii) In the event (a) the Company defaults in the performance of its obligations under any of Sections 9.01(a), 9.01(b), 9.01(c), 9.01(h), 9.01(1), 9.04(1), 9.04(6), 9.11, 9.13, 9.14 or 9.17 of the Credit Agreement
or there occurs an "event of default" (as defined in the Credit Agreement) under any of Sections 10(b), 10(j), 10(k), 10(m) or 10(n) of the Credit Agreement, and (b) upon receipt by the holders of the Notes of a certificate from the Agent (as defined in the Credit Agreement) substantially in the form attached hereto as Exhibit 8(a), then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment may be made by the Company or any Subsidiary Guarantor on any of the Subordinated Liabilities during any period of 180 consecutive days after the occurrence of such event and receipt of such certificate; provided that any Advisory Fee payable hereunder during such 180-day period shall accrue during such 180-day period and shall be payable together with the next succeeding semi-annual installment of the Advisory Fee on the date such succeeding semi-annual installment is due; and provided, further, that no more than one such certificate shall be given pursuant to this clause (iii) in any period of 360 consecutive days. In addition, the holders of the Notes may not take any action under paragraph 10 hereof, or initiate any bankruptcy proceeding with respect to the Company or any Subsidiary Guarantor, during such period.

        (iv) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceeding, or any receivership proceeding in connection therewith, relative to the Company or any Subsidiary Guarantor, then all principal of and interest on all Senior Obligations shall first be paid in full in cash before any payment on account of principal or interest is made by the Company or any Subsidiary Guarantor upon the Subordinated Liabilities.

        (v) In any of the proceedings referred to in clause (iv) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable by the Company or any Subsidiary Guarantor in respect of the Subordinated Liabilities shall be paid or delivered directly to the holders of Senior Debt (or as designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all principal of and interest on all Senior Obligations shall have been paid in full.

       (vi) If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of Notes after such holder has received written notice from the Company or any holder of Senior Debt correctly stating that such payment or distribution would be in contravention of any of the terms of this paragraph 8, and before all the Senior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders, and shall be paid over or delivered and transferred to the holders of the Senior Debt upon request.

    (b) The holders of the Notes will prove, enforce and endeavor to obtain payment of the Notes in any reorganization proceeding with respect to the Company or any Subsidiary Guarantor. The holders of the Notes hereby authorize and empower the Agent (as defined in the Credit Agreement) in any reorganization proceeding with respect to the Company or any Subsidiary Guarantor to (i) file a proof of claim on behalf of the holders of the Notes if such holders fail to file proof of their claims prior to twenty (20) days before the expiration of the time period during which such claims must be submitted and (ii) vote claims and otherwise act in such reorganization proceeding on behalf of the holders of the Notes if such holders fail to vote their claims or otherwise act within five (5) Business Days prior to the last date for voting or expressing their consent or disapproval. Upon the failure of any holder of the Notes to file a proof of claim, vote claims or otherwise act in a reorganization proceeding as provided in this paragraph 8(b) {including within the time periods specified herein), the Agent, on behalf of the holders of Senior Debt, is hereby irrevocably authorized and empowered, in its sole and absolute discretion, to make and present for and on behalf of such holder of the Notes such proof of claims against the Company or any Subsidiary Guarantor on account of the Subordinated Liabilities as the holders of the Senior Debt may have deemed expedient or proper and to vote such proofs of claims in any such proceeding.

    (c) The provisions of this paragraph 8 are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of the Notes, on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal thereof and interest thereon in accordance with their terms and the provisions hereof and the other obligations under this Agreement, nor, except for the provisions of clause (i) above relating to the taking of action under paragraph 10, shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Notes. Upon payment in full of the Senior Obligations, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on the Senior Obligations until the principal of and interest on the Notes and the other obligations under this Agreement shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, property, stock or obligations to which the holders of the Notes would be entitled shall, as between the Company, its respective creditors (other than the holders of the Senior Debt) and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Obligations.

    9. INDEMNIFICATION.

    9A. INDEMNIFICATION BY COMPANY. The Company agrees to indemnify, defend, and hold the Purchasers harmless from and against all claims, demands, losses, liabilities or judgments, including, without limitation, all interest, penalties, fines and other sanctions, and any reasonable costs or expenses in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of or in connection with the breach by the Company or any of its Subsidiaries of any of the representations and warranties set forth herein or failure by the Company or its Subsidiaries to observe, pay or perform any of its or their respective covenants or agreements set forth herein.

    9B. INDEMNIFICATION BY PURCHASERS. The Purchasers hereby agree to indemnify, defend, and hold the Company harmless from and against all claims, demands, losses, liabilities or judgments, including, without limitation, all interest, penalties, fines and other sanctions, and any reasonable costs or expenses in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of or in connection with the breach or failure by the Purchasers to observe, pay or perform any of the warranties, representations, covenants or agreements set forth herein.

    9C. PROCEDURES UNDER INDEMNIFICATION. In the event that any legal proceedings shall be instituted or that any claim or demand shall be asserted by any person in respect of which payment may be sought by either party from the other party under the provisions of this paragraph 9, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any claim of which it has knowledge and which is covered by this paragraph 9 to be forwarded to the party from which indemnification is sought (the "Indemnitor"). The Indemnitor shall have the right, at its option and at its expense, to be represented by counsel of its choice and to participate in, or to take exclusive control of, the defense, negotiation and/or settlement of any proceeding, claim or demand which relates to any losses or potential losses indemnified against hereunder; provided, however, that (i) such participation by the Indemnitor shall not be deemed to be an admission of its liability to the Indemnitee or any other claimant and (ii) the Indemnitee may participate in any such proceeding with counsel of its choice and at its own expense. To the extent that the Indemnitor elects not to defend or settle such proceeding, claim or demand, the Indemnitee may in accordance with its good faith business judgment elect reasonably to defend against, settle or otherwise deal with any such proceeding, claim or demand; provided, however, that any such settlement shall be made only with the consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed, and shall be deemed given by the Indemnitor unless the Indemnitor shall notify the Indemnitee of its objection to such settlement and the reasons for such objection by notice given within ten (10) days after such consent shall be requested by the Indemnitee). The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal such final judgment or award shall have expired, or a settlement shall have been consummated, or the Indemnitee and the Indemnitor shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnitee shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter and the Indemnitor shall be required to pay all of such sums owing by reason of such judgment, award or settlement to the Indemnitee by wire transfer in immediately available funds within thirty (30) days after the date of such notice. If defendants in any action include both the Indemnitor and the Indemnitee, and the Indemnitee shall have been advised by its counsel that there may be legal defenses available to the Indemnitee which are different from or additional to those available to the Indemnitor, the Indemnitee shall have the right to employ its own counsel in such action, and in such event, the fees and expenses of such counsel shall be borne by the Indemnitor.

    10. EVENTS OF DEFAULT.

    10A. DEFAULT: ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

        (i) the Company defaults in the payment of any principal on any Note at its maturity or when otherwise due, or in the payment of any purchase or redemption obligation, or in the payment of interest on any Note when the same shall become due, either by the terms thereof or otherwise as provided herein, and such default shall continue for three (3) or more Business Days after the same shall have become due; or

        (ii) the Company or any of its Subsidiaries fails to perform or observe any of the financial covenants in paragraph 7A hereof, and such default shall continue unremedied for a period of thirty (30) or more Business Days after written notice thereof to the Company and, for so long as the Senior Debt is outstanding, the Agent (as defined in the Credit Agreement), which written notice shall provide in reasonable detail the calculations relating to such financial covenants; or

        (iii) the Company or any of its Subsidiaries defaults in any payment of principal of or interest on any Debt in an amount in excess of $250,000 beyond any period of grace provided with respect thereto and the effect of such failure is to cause such Debt to become due prior to any stated maturity; or

        (iv) any representation or warranty made in writing by or on behalf of the Company in this Agreement or in any writing furnished in connection with or pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be false in any material respect on the date as of which made; or

        (v) the Company fails to perform or observe any provision contained in clause (ix) of paragraph 6A, in paragraphs 6C or 6H(i), or in paragraphs 7B through 7L hereof, and such default shall continue unremedied for a period of thirty (30) or more Business Days after notice thereof to the Company; or

        (vi) repudiation by any Subsidiary of the Company of its obligations under a Subsidiary Guarantee or a final judicial determination that a Subsidiary Guarantee is not enforceable against any Subsidiary Guarantor in accordance with its terms; or

        (vii) the Company fails to perform or observe any other material agreement, term or condition contained in this Agreement, and such failure shall not have been remedied within 30 days after such failure shall first have become known to any Responsible Officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

        (viii) any judgment, order or decree for relief in respect of the Company or any of its Subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

        (ix) the Company or any of its Subsidiaries, within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding; (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding; (C) consents to the appointment of a receiver, trustee, custodian, liquidator or similar official for it or for all or substantially all of its property or assets; (D) consents to or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (E) makes an assignment for the benefit of its creditors or is generally not paying its debts as they become due; (F) takes any corporate action to authorize or effect any of the foregoing; (G) is the subject of any judgment, decree or order entered in any proceeding (1) approving a petition seeking reorganization, arrangement, adjustment or composition, (2) appointing a receiver, trustee, custodian, liquidator or similar official for it or for all or substantially all of its property or assets or (3) ordering its winding-up, dissolution or liquidation, and in each case the judgment, decree or order remains unstayed and in effect for 30 days; or

        (x) a final judgment (excluding a judgment in a matter listed on Schedule 11D hereto) in an amount not fully covered by insurance in excess of $100,000 is rendered against the Company or any of its Subsidiaries and, within 30 Business Days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 10 days after the expiration of any such stay, such judgment is not discharged;

then (a) if such event is an Event of Default specified in clause (viii) or
(ix) of this paragraph 10A, all of the Notes at the time outstanding shall automatically become due and payable at par, together with interest accrued thereon; (b) if such event is any ether Event of Default, a Significant Holder of the Notes may, at its option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at par, together with interest accrued thereon, in each of the cases referred to in clauses (a) and (b) above, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; (c) the Notes will have preference in right of payment to all other subordinated debt of the Company and to any Capital Stock of the Company in the event of any event specified in clause (viii) or (ix) of this paragraph 10A; and (d) if such event is an Event of Default specified in clause (i) of this paragraph 10A, the Company will promptly issue to the Purchasers Penalty Warrants in accordance with the provisions of paragraph 16D hereof.

    10B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 10A hereof, the Significant Holder may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, any principal payable with respect to Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Defaults and Events of Default, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 17C hereof, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

    10C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall he declared immediately due and payable pursuant to paragraph 10A hereof, or any such declaration shall be rescinded and annulled pursuant to paragraph 10B hereof, written notice shall forthwith be given thereof by the Significant Holder of the Notes to the holder of each Note at the time outstanding. In addition, whenever any Note shall be declared immediately due and payable pursuant to paragraph 10A hereof, the Significant Holder of the Notes shall give written notice thereof to the Agent (as defined in the Credit Agreement) not less than five (5) Business Days before any such Note becomes due and payable.

    10D. OTHER REMEDIES. Subject to the provisions of paragraph 8(i) hereof, if any Default or Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

    11. REPRESENTATIONS BY THE COMPANY. The Company hereby represents, covenants and warrants to the Purchasers as follows:

    11A. ORGANIZATION; CORPORATE AUTHORITY. The Company and each of its Subsidiaries, is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other power and authority to own and operate its properties and to carry on its business. The Company and each of its Subsidiaries has all requisite corporate or other power and authority to enter into and perform all of its obligations under this Agreement and to issue and sell the Notes and Warrants as contemplated hereby. The Company and each of its Subsidiaries is duly qualified and in good standing and duly authorized to do business in each jurisdiction where it is or will be on the Closing Date required so to qualify, except where the failure so to qualify would not have a material adverse effect on its business, condition (financial or otherwise), prospects, assets or properties.

    11B. BUSINESS: FINANCIAL STATEMENTS. The Company has furnished the Purchasers with the following financial statements: (i) the audited balance sheets of the Company at December 31, 1993 and December 31, 1992 and the related audited statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993, all reported on by Price Waterhouse, and (ii) the unaudited balance sheet of the Company at August 31, 1994 and the related unaudited statement of operations, stockholders' equity and cash flow for the period ended on such date (collectively, the "Disclosure Documents"). The Disclosure Documents (i) have been prepared in conformity with GAAP applied on a consistent basis and disclose all liabilities, direct and contingent, required to be shown in accordance with such principles and (ii) present fairly the financial position of the Company at the dates indicated and results of operations for the periods indicated. The Disclosure Documents did not, as of their respective dates, and this Agreement does not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein and herein, in light of the circumstances under which they were made, not misleading. There is no fact (other than facts related to general economic conditions) peculiar to the Company which materially adversely affects or in the future would reasonably be expected to materially adversely affect the business, prospects, condition (financial or otherwise) or operations of the Company which has not been set forth or reflected in this Agreement or the Disclosure Documents. The Company has not sustained since August 31, 1994 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the Company, other than as set forth in the Disclosure Documents. Since August 31, 1994, there has not been any material change in the Capital Stock or long-term or short-term Debt of the Company or in the capitalization of the Company (other than the changes resulting from the transactions contemplated by this Agreement and the Related Agreements) or any material adverse change, or any development which the Company has reasonable cause to believe will involve a prospective material adverse change, in or affecting the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company.

    11C. CAPITAL STOCK AND RELATED MATTERS. As of the Closing Date (or other indicated date) and after giving effect to the transactions contemplated hereby the authorized Capital Stock of the Company is as set forth in
Schedule 11C attached hereto. Except as set forth in Schedule 11C, the Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights.

    11D. LITIGATION. Except as set forth in Schedule 11D attached hereto, there are no claims, actions, suits, proceedings, labor disputes or investigations in process by or against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened either by a written communication directed to the Company or by an oral communication directed to the Company by a stockholder of the Company, before any federal or state court, arbitrator or governmental authority by or against the Company which, if adversely determined, may reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company or in any liability on the part of the Company which would be material to the Company or which, to the best knowledge of the Company, includes a claim against or involving the Company in excess of $100,000 or which questions the validity or legality of or seeks damages in connection with this Agreement or any action taken or to be taken pursuant to this Agreement. There are no outstanding judgments, decrees or orders of any court or governmental authority against the Company which may reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company or in any liability on the part of the Company which would be material to the Company.

    11E. OUTSTANDING DEBT. Except as set forth in Schedule 11E attached hereto, the Company does not, and each of its Subsidiaries do not, have any outstanding secured or unsecured Debt or commitments for any Debt, other than the Senior Debt and Debt permitted by paragraph 7B hereof, and as of the Closing Date there will exist no default or event of default by the Company or any of its Subsidiaries under the provisions of any instrument evidencing such Debt or of any agreement relating thereto that has or would be expected to have a material adverse effect on the Company or any of its Subsidiaries.

    11F. TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good and marketable title to all of its respective properties and assets, free and clear of all Liens other than Liens permitted by paragraph 7D hereof. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and businesses; and none of such leases contain any unusual or burdensome provisions which might materially affect or impair the operation of such properties and businesses. Except to perfect and protect security interests of the character permitted by paragraph 7D hereof, at the time of the Closing (i) no effective financing statement under the Uniform Commercial Code which names the Company or any of its Subsidiaries as debtor or lessee will be on file in any jurisdiction and (ii) the Company and each of its Subsidiaries will not have signed any effective financing statement or any effective security agreement authorizing any secured party thereunder to file any such financing statement.

    11G. TAXES. The Company has filed all tax returns required by law to be filed by it (or obtained valid extensions thereof), and all taxes, assessments and other governmental charges levied upon the Company or any of its properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest, have been paid. There are no tax liens upon any assets of the Company.

    11H. CONFLICTING AGREEMENTS AND OTHER MATTERS. The Company and each of its Subsidiaries is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, condition (financial or otherwise), prospects, assets or properties. Neither the execution or delivery of this Agreement or the Notes or the Warrants, nor the offering, issuance and sale of the Notes or the Warrants, nor fulfillment of or any compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the Articles of Incorporation or Code of Regulations of the Company, any award of any arbitrator or any material agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, or any of its respective property or assets is subject. The Company is not a party to or otherwise subject to any contract or agreement which limits the amounts of, or otherwise imposes restrictions on the incurring of, Debt of the type to be evidenced by the Notes or which contains dividend or redemption limitations on any Capital Stock of the Company, except for this Agreement and as set forth in Schedule 11H attached hereto.

    11I. PATENTS, ETC. All patents, trademarks, service-marks, trade names, permits, licenses, franchises or other rights (including industry certificates and approvals and including, without limitation, FAA Supplemental Type Certificate ("STC") approvals) (collectively, "Intangible Rights") owned or held by the Company or any of its Subsidiaries that are material to the business of the Company or any of its Subsidiaries are described on Schedule 11I attached hereto. Except as described on Schedule 11I, all such Intangible Rights are free and clear of any Lien. Nothing has come to the attention of the Company to the effect that (i) any activity in operating the business of the Company or any of its Subsidiaries as presently conducted or as proposed to be conducted may infringe any patent, trademark, service-mark, trade name, copyright, permit, license, franchise or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company or any of its Subsidiaries contesting its right to carry on such activities or (iii) there is, or there is pending or proposed, any statute, law, rule, regulation, standard or code which would prevent or inhibit, or substantially reduce the projected revenues of, or otherwise adversely affect the business, condition (financial or otherwise), or operations of, the Company.

    11J. OFFERING OF SECURITIES. Except as set forth in Schedule 11J attached hereto, the Company, has not, directly or indirectly, offered any of the Notes or the Warrants or any similar security of the Company, including, without limitation, Common Stock, for sale to, or solicited any offers to buy any such security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchasers and no more than 10 other investors; and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of any of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

    11K. BROKER'S OR FINDER'S COMMISSIONS. Except for a fee in the amount of $650,000 (plus expenses totaling not more than $155,000) payable to Alex. Brown & Sons Incorporated, no broker's or finder's fee or commission will be payable by the Company with respect to the issuance and sale of the Notes or the Warrants or the transactions contemplated hereby.

    11L. COMPLIANCE WITH LAW. (a) The Company has not received notice of, or citation or summons for, and no complaint has been filed, no penalty has been assessed and no investigation or review is in process or, to the best knowledge of the Company, threatened by any governmental authority with respect to, any violation or alleged violation of any law, regulation, order or other legal requirement, or failure by the Company to have any permit, certificate, license, approval, registration or authorization (including industry certificates and approvals and including, without limitation, STCs) required in connection with the operation of its business, other than where such violation or failure would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company. The Company is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to or in connection with its business or any of its assets, properties or operations, other than defaults the consequences of which would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company.

        (b) With respect to the operation of its business, the Company possesses and is in compliance with all material permits, certificates, licenses, approvals, registrations and authorizations (including industry certificates and approvals and including, without limitation, STCs) required under all applicable laws, rules and regulations, all of which are in full force and effect, and the business has been conducted and is now being conducted in compliance with all applicable laws, rules, regulations, judgments and orders of the United States and states, counties, municipalities and agencies thereof, including, without limitation, laws, rules and regulations relating to pollution and environmental control, equal employment opportunity, health and safety and zoning, except for such noncompliance which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company.

    11M. INVESTMENT COMPANY ACT. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

    11N. PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a

"holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

    11O. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. The Company is not a "United States real property holding corporation," as defined in section 897 of the Code and applicable regulations thereunder.

    11P. GOVERNMENTAL CONSENTS, ETC.   No consent, approval, authorization,
exemption or other action by, or notice to or filing with, any court or administrative or governmental body (or modification to any of the foregoing) which has not been obtained, taken or made is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby or fulfillment of or compliance with the terms and provisions hereof.

    11Q. COMPLIANCE WITH ERISA. (a) PROHIBITED TRANSACTIONS. Neither the Company nor any ERISA Affiliate has engaged in a transaction in connection with which the Company could be subject to a material liability for either a civil penalty assessed pursuant to section 502(i) or (1) of ERISA or a tax imposed by section 4975 of the Code.

        (b) PLAN TERMINATION; MATERIAL LIABILITIES. There has been no termination or partial termination of a Plan or trust, insurance contract or other funding arrangement maintained or created under any Plan, and there has been no withdrawal or partial withdrawal from a Multiemployer Plan, that would give rise to a material liability to the PBGC, or to a Multiemployer Plan, on the part of the Company or an ERISA Affiliate. No material liability to the PBGC has been or is expected to be incurred with respect to any Plan by the Company or an ERISA Affiliate. The PBGC has not instituted proceedings to terminate any Plan with respect to which the Company or an ERISA Affiliate has liabilities. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Plan by the PBGC. The Company and each ERISA Affiliate have paid all premiums to the PBGC when due. No condition exists or event or transaction has occurred in connection with any Plan or Multiemployer Plan or Welfare Plan which has resulted and/or will result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine, penalty or tax.

        (c) ACCUMULATED FUNDING DEFICIENCY. Full payment has been made of all amounts which are required under the terms of each Plan to have been paid or accrued as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended on or before the date of this Agreement (except such contributions as have not been made but that can be timely made at a later date without penalty in accordance with sections 412 and 4971 of the Code), and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. Neither the Company nor an ERISA Affiliate has failed to make a required installment under section 412(m) of the Code.

        (d) RELATIONSHIP OF BENEFITS TO PENSION PLAN ASSETS. The current value of the "benefit liabilities" (as defined in section 4001(a)(16) of ERISA) of each Plan subject to Title IV of ERISA and section 412 of the Code does not exceed the fair market value of the assets of such Plan. Neither the Company nor any ERISA Affiliate is required to provide security to any Plan. No Lien under section 412(n) of the Code or sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Company to be imposed on the assets of the Company or any ERISA Affiliate. The Company and the ERISA Affiliates may cease contributions to or terminate any Plan or Welfare Plan without incurring any material liability.

        (e) COMPLIANCE WITH ERISA. All Plans which are intended to be "qualified" are "qualified" under section 401(a) of the Code and will have been submitted to the Internal Revenue Service by the end of the current plan year for a determination letter confirming such qualification. All Plans and Welfare Plans contributed to or maintained by the Company or an ERISA Affiliate have been administered substantially in compliance with ERISA and the applicable provisions of the Code. There are no pending issues before the Internal Revenue Service or any court of competent jurisdiction related to the qualification of, or payment of benefits under, any Plan or Welfare Plan.

        (f) EXECUTION OF AGREEMENTS; PURCHASE AND SALE OF SECURITIES, ETC. The execution and delivery of this Agreement the issue and sale of the Notes and the Warrants and the consummation of the transactions contemplated by this Agreement will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in paragraph 12C hereof as to the source of funds used to pay the purchase price of the Notes and the Warrants.

     11R. EMPLOYEE MATTERS. Except as set forth in Schedule 11R attached hereto, (a) there are no open National Labor Relations Board claims, petitions, proceedings, charges, complaints or notices with respect to the Company, (b) the Company has no labor negotiations in process with any labor union or other labor organization, (c) no labor disputes, including, but not limited to, strikes, slowdowns, picketing or work stoppages or other labor difficulty exist or to the best of the Company's knowledge are threatened, with respect to any employees of the Company, (d) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement relating to the employees of the Company is in process, and to the best knowledge of the Company, no claim thereunder exists, (e) the Company is not experiencing any labor disputes, including but not limited to strikes, slowdowns, picketing or work stoppages with respect to the employees of the Company and (f) no "plant closing" or "mass layoff" has been effectuated by the Company (in each case as defined in the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101, ET SEQ.), as amended). To the best knowledge of the Company, there are no efforts in process by unions to organize any employees of the Company who are not now represented by recognized collective bargaining agents.

     11S. MATERIAL AGREEMENTS. The agreements, contracts and other documents listed in Schedule 11S attached hereto comprise all of the material agreements, contracts and other arrangements to which the Company is a party (including, without limitation, contracts or other agreements for the employment or compensation of any officer, director, stockholder, consultant or key employee of the Company, joint venture agreements, shareholder agreements or similar arrangements).

     11T. ENVIRONMENTAL MATTERS. The Company and each of its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a material adverse effect on the condition (financial or otherwise), assets, properties, operations or prospects of the Company or any of its Subsidiaries (for purposes of this paragraph 11T, a "Material Adverse Effect"). Each of such permits, licenses and authorizations is in full force and effect and the Company and each of its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable

Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

   In addition, except as set forth on Schedule 11T attached hereto:

     (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

     (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

          (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

          (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

          (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

          (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

          (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries,

in each case, that would (either individually or in the aggregate) have a Material Adverse Effect.

     (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to environmental liability against any Company or any of its Subsidiaries.

     (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in Schedule 11T.

     (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by any Company and each of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

     (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and none of the Company or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

     (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Purchasers.

     11U. PRODUCTS LIABILITY. Except for lawsuits, claims (asserted or unasserted), damages and expenses adequately covered by the Company's insurance, there are no (i) liabilities of the Company, fixed or contingent, asserted or, to the best knowledge of the Company, unasserted, with respect to any product liability or any similar claim that relates to any product sold by the Company to others prior to the Closing Date, or (ii) liabilities of the Company, fixed or contingent, asserted or, to the best knowledge of the Company, unasserted, with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product sold by the Company to others prior to the Closing Date, other than standard warranty obligations (to replace, repair or refund) made by the Company in the ordinary course of the conduct of its business to purchasers of its products, and except, in each case, where such liabilities do not or would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company.

     11V. SOLVENCY. As of and at the Closing, both immediately prior to and following the consummation of the transactions contemplated by this Agreement, the Related Agreements and the Credit Agreement, the Company, each Subsidiary Guarantor and each other Subsidiary of the Company:

        (a)  is able to pay its debts as they become due;

        (b) owns property whose fair saleable value is greater than the amount required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities);

        (c) has adequate capital to carry on its business, and has capital which is not unreasonably small for the businesses in which it is engaged or proposes to engage; and

        (d) is making no transfer of property and is incurring no obligation in connection with the transactions contemplated by this Agreement, the Related Agreements and the

Credit Agreement, with the intent to hinder, delay or defraud any of the present or future creditors of such company.

      12. REPRESENTATIONS BY PURCHASERS. The Purchasers hereby represent, covenant and warrant to the Company as follows:

      12A. ORGANIZATION, AUTHORIZATION, ETC. The Purchasers are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization, having the corporate power and authority to execute, deliver and perform this Agreement and have taken all action required by law, the Purchasers' governing documents or otherwise to authorize such execution, delivery and performance. Such execution and delivery do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Purchasers' governing documents or any provision of any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Purchasers are a party or by which the Purchasers are bound, and this Agreement is a valid and binding obligation of the Purchasers enforceable in accordance with its terms.

     12B. PURCHASE FOR INVESTMENT. The Securities to be acquired hereunder and any shares of Common Stock issuable upon the exercise thereof will be acquired by the Purchasers for investment for the Purchasers' own accounts and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act. Upon the issuance of the Common Stock issuable upon exercise of the Warrants, the Purchasers will represent to the Company that the Purchasers have acquired such shares for investment for the Purchasers' own accounts and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act.

     12C. SOURCE OF FUNDS. The source of funds is not an employee benefit plan, as defined in Section 3(3) of ERISA.

     13. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings specified below with respect thereto:

     "ADDITIONAL WARRANTS" shall mean the warrants issued under (a) the Common Stock Purchase Warrant, dated as of the date hereof, of the Company in favor of Internationale Nederlanden (U.S.) Capital Corporation, (b) the Common Stock Purchase Warrant, dated as of the date hereof, of the Company in favor of The Provident Bank, and (c) the Senior Subordinate Loan and Warrant Purchase Agreement, dated October 15, 1991, as amended, among Banc One Capital Partners Corporation, the Company and certain of its Subsidiaries.

     "ADVISORY AGREEMENT" shall mean that certain Advisory Agreement, dated as of the date hereof, between the Company and Electra.

     "ADVISORY FEE" shall have the meaning specified in paragraph 15.

     "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. The term Affiliate shall include, without limitation, (i) any director or executive officer of such Person or of an Affiliate of such Person, (ii) a parent, spouse or child (a "relative") of such director or executive officer, (iii) any group, acting in concert, of such director, executive officer or relative (a "group"), (iv) any Person controlled by any such director, executive officer, relative or group, and
(v) any Person or group which beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest in such Person. The term Affiliate shall not include (a) the Purchasers and any Transferee that might be deemed to be an Affiliate solely by reason of its ownership of the Securities (or any other securities issued in exchange for any such Securities) or by reason of its benefiting from any agreements or covenants of the Company or its Subsidiaries contained in or contemplated by this Agreement or (b) with respect to the Company and its Subsidiaries, Brian Gamberg. The term control (including, with correlative meanings, controlling, controlled by or under common control with) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" shall mean that certain Second Amended and Restated Registration Rights Agreement, dated as of the date hereof, between the Company, the Purchasers and each other Person to which the Company has granted registration rights for any of its securities.

     "AMENDED AND RESTATED STOCKHOLDERS AGREEMENT" shall mean that certain Second Amended and Restated Stockholders Agreement, dated as of the date hereof, between the Company, the Purchasers and certain other shareholders of the Company.

     "ASSOCIATES" shall have the meaning specified in the first paragraph hereof.

     "BANC ONE WARRANT" shall mean the warrants issued under the Senior Subordinate Loan and Warrant Purchase Agreement, dated October 15, 1991, as amended, among Banc One Capital Partners Corporation, the Company and certain of its Subsidiaries.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 10A.

     "BUSINESS DAY" shall mean any day which is not a Saturday or a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of liabilities under Capitalized Leases incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

     "CAPITAL STOCK" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

     "CAPITALIZED LEASE" shall mean any lease obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or its Subsidiaries.

     "CASH EQUIVALENTS" shall mean (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit or eurodollar time deposits having maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications described in clause (iii) above, and
(v) commercial paper of any Person that is not a Subsidiary or an Affiliate of the Company, having the highest rating obtainable from Moody's Investors Service, Inc. or

Standard & Poor's Corporation, and maturing within six months after the date of acquisition.

     "CASH FLOW" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) EBITDA for such period minus
(b) cash taxes based on or measured by income that are paid during such period (including penalties with respect thereto and interest thereon) minus
(c) Capital Expenditures made during such period to the extent permitted hereunder.

     "CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (a) the sale, lease or other disposition of all or substantially all of the Capital Stock or assets of the Company (other than in an Initial Public Offering), or a merger or consolidation of the Company with or into another entity in a transaction in which the shareholders of the Company own less than 50% of the voting securities of the surviving or resulting corporation immediately after such merger or consolidation; or (b) any liquidation, dissolution or winding up of the Company.

     "CLOSING" shall have the meaning specified in paragraph 3.

     "CLOSING DATE" shall have the meaning specified in paragraph 3.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COMMISSION" shall mean the United States Securities and Exchange Commission and any successor agency having similar powers.

     "COMMON STOCK" shall have the meaning specified in paragraph 1(ii).

     "CORY" shall mean Cory Components, Inc., a California corporation.

     "CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of the date hereof, between the Company, the Subsidiary Guarantors named therein, the Lenders named therein, The Provident Bank (as Cash Management Agent) and Internationale Nederlanden (U.S.) Capital Corporation (as Agent), as amended from time to time.

     "CURRENT LIABILITIES" shall mean, at any date of determination, the total liabilities of the Company (including tax and other proper accruals) which may properly be classified as current liabilities in accordance with GAAP.

     "DEAL COSTS" shall mean all costs and expenses, up to $2,500,000, incurred by the Company in connection with the transactions contemplated by this Agreement and the Credit Agreement, including (without limitation) the following: (a) fees and expenses paid to the Purchasers and Electra and their counsel, (b)fees and expenses paid to the Lender and the Agent (each as defined in the Credit Agreement) and the Lenders' and Agent's counsel, (c) fees and expenses paid to environmental, aerospace industry and other consultants and (d) all other fees, commissions and expenses relating to any of the foregoing (including, without limitation, investment banking, independent accountants, depository, brokerage, publicity, legal, arrangement and commitment fees, commissions and expenses).

     "DEBT" shall mean, as to any Person (calculated for any Person without duplication): (i) all liabilities, whether contingent or otherwise and whether recourse is limited or otherwise, for borrowed money or for the deferred purchase price of property or services (but excluding trade expenses and accounts payable incurred in the ordinary course of business and which are not overdue by more than 90 days unless being contested in good faith), including obligations under leases which would be treated as Capital Leases;
(ii) reimbursement obligations with respect to letters of credit; (iii) any obligation secured by any property or asset of such Person; (iv) any obligation with respect to currency or hedging agreements; and (v) any of the foregoing liabilities which such Person has guaranteed, including, without limitation, the Subsidiary Guarantees; provided that Debt shall not include
(a) obligations of the Company with respect to the Warrants and (b) contingent amounts payable by the Company under the Seller Note unless and until such amounts become due and payable in cash.

     "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Debt (including, without limitation, the principal component of any payments in respect of Capitalized Leases) scheduled to be made during such period plus (b) all Interest Expense that is payable in cash for such period.

     "DEFAULT":  see "EVENT OF DEFAULT."

     "DEFERRED NOTE PAYABLE" shall mean all non-cash liabilities and all non-cash expenses arising under the Technical Consulting Agreement (and which are referred to in the Company's balance sheet under the caption "due to/due from former shareholder").

     "EBITDA" shall mean, for any period, the sum of the following for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP): (a) net income for such period, plus
(b) the aggregate amount of depreciation, amortization (including, without limitation, amortization of intangibles and amortization of Deal Costs (to the extent that such Deal Coats do not exceed $2,500,000)), taxes based on or measured by income and Interest Expense for such period, plus (c) any accretion expense with respect to the Warrants and the Additional Warrants (or any other Equity Rights with respect to the Company and its Subsidiaries) for such period, plus (d) any non-cash charges related to the Technical Consulting Agreement, plus (e) any non-cash expense related to any minority interests, plus (f) any non-cash expenses related to foreign currency translation.

     "EBITDA RATIO" shall mean, at any time, the ratio of (a) all Debt of the Company and its Subsidiaries at such time to (b) EBITDA for the period of four consecutive fiscal quarters most recently ended prior to such time.

     "EIT" shall have the meaning specified in the first paragraph hereof.

     "ELECTRA" shall have the meaning specified in paragraph 3 hereof.

     "ENVIRONMENTAL LAWS" means all federal, state, and local laws, ordinances, rules, regulations, codes, duties under the common law or orders, including, without limitation, any requirements imposed under any permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment, human health, public safety or welfare, or which pertain to Hazardous Materials.

     "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a "single employer" under sections (b), (c), (m), (n) or (o) of section 414 of the Code, or section 4001 of ERISA; provided that in no event shall the Purchasers or any of their Affiliates be deemed to be an ERISA Affiliate for purposes of this Agreement.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 10A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "EXPENSES" shall have the meaning specified in paragraph 17B hereof.

     "FINANCING FEE" shall have the meaning specified in paragraph 3.

     "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of (a) Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date (or, with respect to any date prior to December 31, 1995, for the period commencing on January 1, 1995 and ending on the fiscal quarter ending on or most recently ended prior to such date) to
(b) Debt Service for such period.

     "FORMER TRI-STAR NOTE" shall mean (a) the "Contingent Incentive Payments" referred to in the Share Purchase Agreement dated as of October 15, 1991 among the Company, Cory Holdings, Inc. and Neil Castleman and (b) that certain subordinated note, dated October 15, 1991, issued by Tri-Star Electronics International, Inc. and payable to Tri-Star Electronics, Inc.

     "FULLY DILUTED" shall mean, at any point in time, the number of common shares outstanding, increased by all common equivalent shares (stock options, warrants, convertible securities and any other security or instrument, whether in or out of the money, that could result in additional common shares being issued at any time in the future) at the time outstanding.

     "GAAP" shall mean generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "GUARANTEE" shall mean, as applied to any obligation, a guarantee (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation.

     "GUARANTEED OBLIGATIONS" shall have the meaning specified in paragraph
14A.

     "HAZARDOUS MATERIALS" means any product, substance, chemical, material or waster, whose presence, nature, quantity and/or intensity of existence, use, manufacture, processing, treatment, storage, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the property owned or leased by the Company or any of its Subsidiaries (the "Property") is either (A) potentially injurious to public health, safety, welfare, or the environment, or to the Property;
(B) regulated, monitored or subject to reporting by any governmental agency; or (C) a basis for potential liability to any governmental agency or a third party under any applicable statute or common law theory. Without limiting the foregoing, the term, "Hazardous Materials," includes but is not limited to any material, waste or substance which is or contains (A) petroleum or petroleum products, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated bipheneyls, (D) flammable explosives; (E) radioactive materials; (F) radon in excess of EPA recommended exposure limits or (G) paint containing concentrations of lead in excess of .06% or mercury in excess of 200 parts per million, and located within any portion of the Real Property.

     "ING WARRANT" shall mean that certain Common Stock Purchase Warrant, dated as of the date hereof, of the Company in favor of Internationale Nederlanden (U.S.) Capital Corporation.

     "INITIAL PUBLIC OFFERING" shall mean the closing of an underwritten public offering for shares of common stock of the Company pursuant to a registration statement under the Securities Act, with proceeds to the Company of $25,000,000 or more, and valuing the total common equity of the Company at $55,000,000 or more at closing.

     "INTERCOMPANY NOTE" shall mean a promissory note of Cory to the Company, in an aggregate principal amount of $1,500,000, evidencing a loan made by the Company to Cory solely to permit Cory to repay certain existing Debt of Cory.

     "INTEREST EXPENSE" shall mean, for any period, all interest expense less interest income for such period for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), including (without limitation) the following: (a) all interest in respect of Debt (including, without limitation, the interest component of any payments in respect of Capitalized Leases) accrued or capitalized during such period (whether or not actually paid during such period) and (b) the net amounts payable (or minus the net amount receivable) under Interest Rate Protection Agreements (as defined in the Credit Agreement) during such period (whether or not actually paid or received during such period).

     "LEVERAGE RATIO" shall mean, at any time, the ratio of Total Liabilities to Net Worth of the Company at such time.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" within the meaning of section 3(37) of ERISA or section 414(f) of the Code to which contributions are or have been made by the Company or any ERISA Affiliate.

     "NET WORTH" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a) the amount of paid-in capital (both in respect of common equity and preferred equity), plus

          (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), plus

          (c) the cumulative effect of Deal Costs, any warrant accretion expense (as such term is used in GAAP) or any original issue discount accretion expense (as such term is used in GAAP) arising after the Closing Date, minus

          (d)  the cost of treasury shares, plus

          (e) the value ascribed to the Warrants and the Additional Warrants (and any other Equity Rights exercisable in respect of capital stock of the Company) and the cumulative effect of any change in the valuation of the Warrants and the Additional Warrants, plus

          (f) the cumulative effect of any original issue discount related to the Seller Note (including any non-cash portion thereof relating to the consulting arrangements contemplated thereby) and any other non-cash effect of the Seller Note, plus

          (g)  $6,627,000;

provided that (i) any predecessor basis adjustment required under GAAP and
(ii) any foreign currency translation adjustments permitted under GAAP shall be disregarded in calculating "Net Worth".

     "NOTES" shall have the meaning specified in paragraph 1(a).

     "OFFICER'S CERTIFICATE" shall mean a certificate of the Company (or, if specified, a Subsidiary of the Company) signed by a Responsible Officer.

     "ORDER" shall mean the Order Against Defendants DeCrane Aircraft Holdings, Inc., et al., dated July 12, 1994, issued by the Superior Court of the State of California for the County of Los Angeles in connection with Brian Gamberg v. Cory Components, Inc., et al.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "PENALTY WARRANTS" shall have the meaning specified in paragraph 16D.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, an estate, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean an "employee pension benefit plan" within the meaning of section 3(2) of ERISA maintained or to which contributions are or have been made by the Company or any ERISA Affiliate.

     "PROVIDENT WARRANT" shall mean that certain Common Stock Purchase Warrant, dated as of the date hereof, of the Company in favor of The Provident Bank.

     "PURCHASE PRICE" shall have the meaning specified in paragraph 5.

     "PURCHASERS" shall have the meaning specified in the first paragraph hereof.

     "PUT AMOUNT" shall mean an amount equal to (a) the greater of (i) the price that would be paid for the entire common equity interest in the Company on a going-concern basis in a single arms-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and always determined in accordance with the Valuation Procedures, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale, (ii) the net book value of the Company determined by reference to the Company's financial statements as of the most recently ended fiscal quarter, or (iii) a multiple of (1) 6.0 times earnings before interest, income taxes, depreciation and amortization (determined in accordance with GAAP) less (2) amounts outstanding under the Credit Agreement and this Agreement less (3) any other indebtedness (but excluding the Seller Note) (as defined in accordance with GAAP) plus (4) cash and cash equivalents of the Company, divided by (b) the number of shares of Common Stock outstanding on a Fully Diluted basis. For purposes of determining the Put Amount, (i) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted basis shall be deemed to have been received by the Company, (ii) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted basis, (iii) any contract limitation in respect of the shares of Common Stock, including their transfer, voting and other rights and (iv) any illiquidity arising by contract law in respect of the shares of Common Stock and any voting rights or control rights amongst the shareholders of the Company shall be deemed to have been eliminated or cancelled.

     "RELATED AGREEMENTS" means the Advisory Agreement, the Notes, the Warrants, the Stock Purchase Agreement, the Amended and Restated Shareholders Agreement and the Amended and Restated Registration Rights Agreement.

     "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "RESPONSIBILITY OFFICER" shall mean the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary and, with respect to the Company, any Vice President; provided that, for purposes of this Agreement, Brian Gamberg shall be deemed not to be a Responsible Officer.

     "SECURITIES" shall have the meaning specified in paragraph 1.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

     "SELLER NOTE" shall mean the Former Tri-Star Note and the Deferred Note Payable.

     "SENIOR DEBT" shall mean indebtedness of the Company and any of its Subsidiaries incurred under the Credit Agreement, together with any refinanced Senior Debt permitted by paragraph 7B (ii) and additional Senior Debt permitted by paragraph 7B (iii).

     "SENIOR FINANCING" shall mean the transactions pursuant to and contemplated by the Credit Agreement.

     "SENIOR OBLIGATIONS" shall mean the obligations of the Company and any of its Subsidiaries incurred with respect to the Senior Debt, including principal and interest (including post-petition interest at a rate not to exceed the applicable pre-default rate of interest with respect thereto (which amount shall not exceed the Base Rate plus the Applicable Margin (each as defined in the Credit Agreement)) and liabilities with respect to yield protection, indemnities, reimbursement obligations and fees and expenses, all as specified in the Credit Agreement (or any agreement evidencing the refinanced Senior Debt referred to in paragraph 7B(ii)) and related to such indebtedness; provided that the Senior Obligations exclude, without limitation, any put rights with respect to warrants issued to the parties to the Credit Agreement.

     "SIGNIFICANT HOLDER" shall mean (i) the Purchasers, so long as the Purchasers or the Purchasers' nominees shall hold any Notes (or any other security of the Company acquired by the Purchasers in exchange for such Notes) and (ii) any ether holder of at least 50% of the aggregate principal amount of the Notes from time to time outstanding.

     "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of the date hereof, between Key Equity Capital Corporation and the Purchasers.

     "SUBORDINATED LIABILITIES" shall mean the indebtedness of the Company and any of its Subsidiaries incurred under this Agreement and guarantees related to such indebtedness, including (without limitation) principal and interest on the Notes, fees, expenses, indemnities and liabilities with respect to representations related to such indebtedness and obligations of the Company with respect to the Put (including, without limitation, the Put Amount and any interest thereon) described in paragraph 16C hereof; provided that the Subordinated Liabilities shall not include any obligations of the Company and any of its Subsidiaries (i) representing damages suffered by the Purchasers for any breach or misrepresentation by the Company or otherwise with respect to the Foreign Investment in Real Property Tax Act under this Agreement or (ii) representing liabilities in respect of environmental matters incurred by the Purchasers for any breach or misrepresentation by the Company or otherwise with respect to environmental liabilities under this Agreement; and provided, further, that the Subordinated Liabilities shall not include (x) the Advisory Fee except to the extent and as provided in paragraph 8(a)(iii) hereof or (y) after bankruptcy proceedings have been initiated with respect to the Company or following acceleration of the Notes, attorneys' fees incurred by the Purchasers or their Affiliates with respect to such events, or (z) the Penalty Warrants.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or similar entity, a majority of the Voting Stock or interests of which is at the time as of which any determination is being made owned by such Person either directly or indirectly through subsidiaries.

     "SUBSIDIARY GUARANTEE" shall mean a Guarantee pursuant to the terms of this Agreement by any Subsidiary Guarantor.

     "SUBSIDIARY GUARANTORS" shall mean Cory Components, Inc. (but only to the extent permitted by the Order and as limited by paragraph 14I); Cory Holdings, Inc.; Tri-Star Technologies; Tri-Star Technologies, Inc.; Unidec S.A.; Tri-Star Electronics International, Inc.; Tri-Star Holdings, Inc.; Hollingsead International Limited; Hollingsead International, Inc.; and such other Persons as may become Subsidiary Guarantors pursuant to the provisions of this Agreement; provided, however, that no Person shall be a Subsidiary Guarantor after such time as it has been released from its Subsidiary Guarantee pursuant to the provisions of this Agreement.

     "TECHNICAL CONSULTING AGREEMENT" shall mean the Technical Consulting Agreement dated as of October 15, 1991 between the Company and Neil Castleman.

     "TOTAL LIABILITIES" shall mean, as at any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Debt and (b) all other liabilities that should be classified as liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves) and all deferred taxes and other deferred items; provided that "Total Liabilities" shall not include any contingent liabilities of the Company under the Seller Note unless and until such liabilities become due and payable in cash.

     "TRANSFEREE" shall mean, with respect to all or any part of any of the Securities, any direct or indirect transferee with (i) net worth, assets or investment discretion with respect to assets of at least $25,000,000 and (ii) in the opinion of the transferor, sufficient financial and business sophistication, knowledge and experience, including, without limitation, private venture capital entities that satisfy the requirements of clause (i) above.

     "TRIGGERING EVENT" shall mean the occurrence of the event described in clause (i) below together with either of the events described in clause
(ii)(a) or (ii)(b) below: (i) the payment in full (including payment of all principal and all accrued and unpaid interest) of the Notes and (ii) either
(a) a sale of all or substantially all of the stock or assets of the Company for cash in an amount equivalent to a common equity valuation of $30,000,000 or more or (b) an Initial Public Offering.

     "VALUATION PROCEDURES" shall mean, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the parties) made (i) by agreement among the Company and the Purchasers within thirty (30) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Appraiser (as defined below) selected as set forth below. If required, an Appraiser shall be selected within ten (10) days following the expiration of the 30-day period referred to above, either by agreement among the Company and the Purchasers or, in the absence of such agreement, by lot from a list of four potential Appraisers remaining after the Company nominates three, the Purchasers nominate three, and each side eliminates one potential Appraiser. The Appraiser shall be instructed by the Company and the Purchasers to make its determination within thirty (30) days of its selection. The fees and expenses of an Appraiser selected hereunder shall be borne solely by the Company. As used herein, "Appraiser" shall mean a nationally recognized investment banking firm.

     "VOTING STOCK" shall mean securities of any class or series (including rights to purchase such securities through warrants, options or otherwise) of a corporation or association the holders of which are entitled to participate in the election of directors (or persons performing similar functions) of such corporation or association.

     "WARRANTS" shall have the meaning specified in paragraph 1(b).

     "WELFARE PLAN" shall mean an "employee welfare benefit plan" within the meaning of section 3(1) of ERISA maintained or to which contributions have been made by the Company or any ERISA Affiliate.

     14.  GUARANTEE OF NOTES AND OTHER OBLIGATIONS.

     14A. OBLIGATIONS GUARANTEED. Each of the Subsidiary Guarantors, jointly and severally, in consideration of the execution and delivery of this Agreement and certain other benefits to the Subsidiary Guarantors which are expected to arise as a result of the transactions contemplated by this Agreement, hereby unconditionally and irrevocably guarantees to the Purchasers and to the holders from time to time of the Notes the due and punctual payment of the principal of and interest on the Notes when and as the same shall become due and payable (whether at the maturity thereof, by acceleration, by notice of prepayment or otherwise) according to the terms thereof and of this Agreement, as such may be amended from time to time, and the due and punctual payment of any other amounts owing to the Purchasers and to such holders under or in respect of the Notes, and the due and punctual payment of any obligations with respect to the Put owing to the Purchasers and to the holders of the Warrants, under this Agreement and all other payment obligations of the Company and its Subsidiaries hereunder and thereunder, whether absolute or contingent, liquidated or unliquidated (collectively, the "Guaranteed Obligations"). In the absence of the due observance and performance by the Company and its Subsidiaries of any of its or their other obligations, undertakings and conditions contained in this Agreement, each Subsidiary Guarantor shall use its best efforts, to the extent practicable, to provide reasonably equivalent performance intended to achieve comparable results. If the Company or its Subsidiaries shall not punctually pay any such principal, interest or other amounts in respect of the Guaranteed Obligations (regardless of whether the Purchasers or the holders of the Notes or Warrants have recourse against the Company), each Subsidiary Guarantor shall provide that such payment be made forthwith thereafter. If the Purchasers or any of the holders of the Notes shall have the right to declare any or all of the Notes or other Guaranteed Obligations due and payable,. and acceleration of the payment of such Notes or other Guaranteed Obligations is stayed, enjoined or otherwise prevented for any reason, in each case as determined in good faith by the Purchasers and each holder of Notes, each Subsidiary Guarantor, upon demand therefor, shall pay to the Purchasers and each holder of Notes, the sums which would have been due to the Purchasers and such holders under this Agreement if such acceleration had occurred, all as permitted by applicable law.

     14B. OBLIGATIONS UNCONDITIONAL. Each Subsidiary Guarantor agrees that its obligations hereunder are absolute and unconditional, irrespective of the validity, regularity or enforceability of or any change in or amendment to any Note or the Guaranteed Obligations or this Agreement, the institution or absence of any action to enforce the same, the waiver or consent by the Purchasers or the holder of any Note with respect to the provisions thereof or hereof, the exchange, release or non-perfection of any collateral security, or any release or amendment or waiver or consent to departure from the terms of any Subsidiary Guarantee of, the Notes or any other Guaranteed Obligations, the obtaining of any judgment against the Company or any Subsidiary or any action to enforce the same, the inability to recover from the Company or any Subsidiary because of any statute of limitations, laches or otherwise or any other circumstance which might otherwise constitute a legal or equitable discharge of or a defense to a guarantor, and that the provisions of this paragraph 14 constitute a guarantee of payment and not of collectibility.

     14C. WAIVERS AND AGREEMENTS. Each Subsidiary Guarantor hereby unconditionally: (i) waives notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults in respect of the Notes or in the payment of any other Guaranteed Obligations, diligence, protest, presentment, filing of claims with a court in the event of the bankruptcy of the Company, any right to require a proceeding first against the Company, or that the Company be joined in any proceeding against the Subsidiary Guarantors, any marshalling of assets of the Subsidiary Guarantors or the Company, any notice of default with respect to any of the Notes or the other Guaranteed Obligations or this Agreement or any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Subsidiary Guarantors or which might otherwise operate as a discharge of the Subsidiary Guarantors; (ii) agrees that this Subsidiary Guarantee shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Notes or the other Guaranteed Obligations or this Agreement or any of the limitations of liability or payment conditions thereunder which may now or hereafter be caused or imposed in any manner whatsoever; (iii) agrees that this Subsidiary Guarantee shall not be subject to any counterclaim (other than those which are compulsory in nature), set-off, deduction or defense based upon any claim the Subsidiary Guarantors may have against the Company or the Purchasers or any holder of the Notes hereunder or otherwise; and (iv) agrees that this Subsidiary Guarantee shall be discharged only by complete performance of the undertakings in the Notes and in this paragraph 14. Nothing herein is intended to impair any rights of the Subsidiary Guarantors to enforce any rights they may have against any Person by way of a separate proceeding or action.

     14D. OBLIGATIONS UNIMPAIRED. Each of the Subsidiary Guarantors authorizes the Purchasers and the holders of the Notes and the other Guaranteed Obligations, without notice or demand to the Subsidiary Guarantors and without affecting its liability hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Guaranteed Obligations; (b) to take and hold security for the payment of the Notes and the other Guaranteed Obligations, for the performance of this Subsidiary Guarantee or otherwise for the Guaranteed Obligations and to exchange, enforce, waive and release any such security; (c) to apply any such security and to direct the order or manner of sale thereof as the Purchasers and such holders in their discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against the Company or others; and (f) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any and interest on the Notes and any other obligation hereunder. Each of the Subsidiary Guarantors waives any right to require the Purchasers and the holders of the Notes to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Subsidiary Guarantors or any other Person or to pursue any other remedy available to the Purchasers or to such holders.

     14E. WAIVER OF SUBROGATION, ETC. Each of the Subsidiary Guarantors agrees not to exercise, and hereby irrevocably waives, to the fullest extent it may effectively do so, any and all rights of reimbursement, indemnity and other rights of repayment which it may have or which it may acquire by way of subrogation or otherwise as a result of the Company's failure to observe or perform any of the Guaranteed Obligations or its undertakings hereunder or under any of the Guaranteed Obligations or as a result of any other event or condition, whether such rights arise directly against the Company or through any holders of a Guaranteed Obligation.

     14F. RESCISSION OF PAYMENT. This Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or a part thereof, of the principal of or interest on any of the Notes or of any other Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Purchasers or any subsequent holder of any of the Notes or any other Guaranteed Obligation upon the insolvency, bankruptcy or reorganization of the Company or any of its Subsidiaries, or otherwise, all as though such payment had not been made.

     14G. ELECTION TO PERFORM OBLIGATIONS. The Subsidiary Guarantors may at any time elect to pay or otherwise perform any obligation of the Company or any of its Subsidiaries under this Agreement or in respect of the Notes or any other Guaranteed Obligation, which shall operate as a discharge and release of the Company from such obligation to the Purchasers or any subsequent holders of any of the Notes or any other Guaranteed Obligation, provided that no such election shall release the Company from any of its other obligations hereunder and under the Notes and any other Guaranteed Obligations.

     14H. RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary

Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the assets, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations; provided that the aggregate amount that Cory shall be required to pay hereunder shall be limited as provided in paragraph 14I hereof. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this paragraph 14H shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this paragraph 14 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this paragraph 14H, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all assets of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Closing Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Closing Date, then for purposes of this paragraph 14H such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the aggregate present fair saleable value of the assets, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Closing Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

     14I. LIMITATION ON CORY GUARANTEE. Notwithstanding the foregoing provisions of this paragraph 14, the maximum aggregate amount that Cory may be required to pay hereunder shall not exceed an amount equal to $13,500,000 less the outstanding principal amount of the Intercompany Note (it being understood that all payments and prepayments of the Guaranteed Obligations by the Company or any of its Subsidiaries for purposes of this paragraph 14I be applied first to the portion of the Guaranteed Obligations that exceeds said $13,500,000 and last to the portion of the Guaranteed Obligations that does not exceed $13,500,000) and that Cory shall only be liable hereunder to the extent permitted under the Order. It is understood and agreed that, with respect to the guarantee of Cory pursuant to the Credit Agreement, Cory's liability hereunder will only be in an amount which, when added to its liability under the Credit Agreement, does not exceed said $13,500,000. It is further understood and agreed that Cory's liability will be applied as follows: first, to the guarantee of Cory under the Credit Agreement; second, to the guarantee of Cory under this Agreement (other than with respect to the Put Amount); and third, to the guarantee of Cory with respect to the put rights contained in this Agreement, the ING Warrant and the Provident Warrant.

     14J. LIMITATION ON KERNER LIABILITY. It is understood and agreed that the sole recourse in respect of the obligations of Tri-Star Technologies under this paragraph 14 shall be to the assets of Tri-Star Technologies and that nothing contained herein shall create any obligation of or right to look to Alexander Kerner or his assets individually for the satisfaction of such obligations.

     14K. LIMITATION ON GUTERMANN LIABILITY. It is understood and agreed that the sole recourse in respect of the obligations of Unidec S.A. under this paragraph 14 shall be to the assets of Unidec S.A. and that nothing contained herein shall create any obligation of or right to look to Silvia Gutermann or her assets individually for the satisfaction of such obligations.

     14L. GENERAL LIMITATION ON GUARANTEES. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor hereunder would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors (other than the holders of the Senior Debt), then, notwithstanding any other provisions hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Purchasers, the holder of any Note or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     14M. SURVIVAL. The obligations of the Subsidiary Guarantors under this paragraph 14 shall survive the transfer and payment in full of all of the Notes and any other Guaranteed Obligation.

     15. ADVISORY FEE. For so long as the Purchasers hold any Note, any Warrant exchangeable into at least 2% of the issued and outstanding Common Stock on a Fully Diluted basis, or at least 2% of the issued and outstanding Common Stock on a Fully Diluted basis, the Company will pay to Electra in cash an annual fee (the "Advisory Fee") in the amount of $72,000, payable in advance in equal semi-annual installments on the first Business Day of each January and July, and commencing with the first Business Day in the January next succeeding the date hereof; provided that if the Purchasers no longer hold any Note and an Initial Public Offering has occurred, no Advisory Fee will be payable. In addition, at the Closing, the Company will pay to Electra a pro rated amount of the semi-annual installment for the period commencing July 1, 1994.

     16.  WARRANTS.

     16A. TERM; EXERCISE. Subject to the terms and conditions contained in this Agreement and in the Warrants, the Warrants are exercisable, in the manner set forth in the Warrants, in whole or in part, at any time and from time to time during the period commencing on the Closing Date and ending at 5:00 p.m. New York City time on December 31, 2004, and shall be void thereafter.

     16B. SERIES OF WARRANTS AND TRIGGERING EVENT. The Warrants will be issued in several series, which will be identical in all respects except as to the date after which the Warrants may be exercised and transferred. At the Closing, the Purchasers will receive the following Warrants exercisable into an aggregate of 15% of the issued and outstanding Common Stock on a Fully Diluted basis:

                                      Percentage of
                   Series            Shares For Which
                 of Warrant            Exercisable
                 ----------          ----------------

                  Series A                  8%
                  Series B                  2%
                  Series C                  2%
                  Series D                  3%

     The Series A Warrants will be immediately exercisable and transferable. The Series B, Series C and Series D Warrants will be identical to the Series A Warrants in all respects, except that they may only be exercised into shares of Common Stock and may only be transferred if no Triggering Event occurs prior to the following corresponding dates:

                                       Series of Warrant
             If No Triggering         Becoming Exercisable
          Event Occurs Prior To:     and Freely Transferable
          ----------------------     ----------------------

            December 31, 1996               Series B
            December 31, 1997               Series C
            December 31, 1998               Series D

     If a Triggering Event occurs prior to the date a series of Warrant would otherwise become exercisable or freely transferable, such series of Warrant shall be void as of the date of occurrence of such Triggering Event.

     16C. PUT. (a) If no Triggering Event shall have occurred by December 31, 2000, then:

                (i) The Purchasers or other holder of the Warrants may, at any time thereafter, by giving written notice to the Company (the "Put Notice"), require the Company to repurchase (the "Put") all or any portion of the Warrants held by the Purchasers or other holder of the Warrants for an amount equal to the Put Amount and corresponding to that number of shares of Common Stock then issuable upon exercise of the Warrants designated in the Put Notice. The Company shall pay to the Purchasers such Put Amount within 366 days of the date of the Put and shall execute and deliver to the Purchasers a promissory note evidencing such Put Amount; any unpaid balance of the Put Amount shall bear interest, which interest shall be paid together with any payment of the Put Amount, at a rate of 14% per annum.

                (ii) Immediately upon receipt of (i) a Put Notice or (ii) notice from the holders of any of the ING Warrant, the Provident Warrant or the Banc One Warrant (such holders being referred to herein collectively as the "Put Holders") that the Purchasers or such Put Holders intend to exercise put rights in connection with the repurchase of any of their warrants by the Company, the Company shall, before repurchasing any such warrants, give written notice thereof to the Purchasers and/or all other Put Holders, as the case may be. For a period of twenty
(20) days following receipt of such notice, the Purchasers and each Put Holder shall be entitled, by written notice to the Company, the Purchasers and/or each Put Holder, as the case may be, to elect to require the Company to repurchase for cash its pro rata share (on the basis of the number of shares of Common Stock then issuable upon exercise of all of the warrants held by the Purchasers and each such Put Holder) of the warrants held by the Purchasers and each such Put Holder. If, at the expiration of such twenty-day period the Purchasers or any Put Holders have not elected to have the Company repurchase their warrants, the Company shall repurchase only those warrants for which notice has been received.

           (iii) If the Company shall not have funds legally available in the amount necessary to repurchase all warrants of the Purchasers and Put Holders with respect to which notice has been received, then such warrants shall be repurchased by the Company on a pro rata basis in accordance with the number of shares of Common Stock then issuable upon exercise of all of the warrants held by the Purchasers and each such Put Holder. Any Put not satisfied in full in cash shall remain an obligation of the Company and shall be evidenced by a promissory note due within 366 days and bearing interest at a rate of 14% per annum, which interest shall be paid together with the Put Amount.

                (b) If, prior to December 31, 2000, any Put Holder notifies the Company that such Put Holder intends to exercise put rights in connection with the repurchase of any of its warrants by the Company, the Company shall, before repurchasing any such warrants, give written notice thereof to the Purchasers and all other Put Holders. For a period of twenty (20) days following receipt of such notice, the Purchasers shall be entitled, by written notice to the Company and each Put Holder, to elect to require the Company to repurchase at a price equal to the Put Amount (i) for cash, pro rata with the Put Holders, Warrants representing 40% of all shares of Common Stock issuable upon the exercise of Warrants then held by the Purchasers, and
(ii) with a promissory note due within 366 days and bearing interest at a rate of 14% per annum (which interest shall be paid together with the Put Amount), any or all other Warrants held by the Purchasers.

     16D. PENALTY WARRANTS. For so long as the Purchasers hold any Note as to which an event described in clause (i) of paragraph 10A hereof has occurred, the Company will promptly issue to the Purchasers, for no additional consideration, additional Warrants in the form of the Series A Warrant (the "Penalty Warrants") representing the right to purchase that number of shares of Common Stock equal to 1% of the then issued and outstanding Common Stock on a Fully Diluted basis for every calendar quarter or a portion thereof that such event is not cured.

     16E. ANTIDILUTION PROVISIONS. The percentage of Common Stock for which the Warrants may be exercised shall be adjusted as set forth in the Warrants in order to preserve the relative position of the holder of the warrants vis-a-vis the percentage of the issued and outstanding shares of Common Stock which such holder may acquire upon exercise of the Warrants.

     16F. REGISTRATION. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Purchasers shall have and be entitled to
(i) two demand and (ii) unlimited piggyback registrations for shares of Common Stock issuable upon exercise of the Warrants. The Purchasers' demand registration rights will have preference over other demand registration rights granted by the Company, and the Purchasers' piggyback registration rights will be pro rata with any other holders of capital stock of the Company participating in such registration, to the extent and as provided in the Amended and Restated Registration Rights Agreement.

     16G. VOTING. To the extent permitted by applicable law, the Warrants shall entitle the holders thereof to vote with the Common Stock of the Company that number of votes equal to the number of shares of Common Stock issuable from time to time upon exercise of the Warrants on any matters upon which the holders of Common Stock are entitled to vote.

     17.  MISCELLANEOUS.

     17A. PAYMENTS WITH RESPECT TO SECURITIES. The Company agrees that, so long as the Purchasers shall hold any Note or any Warrant, it will make payments of principal of, and interest on, the Notes and payments in respect of any such other Security, by wire transfer of immediately available funds for credit to the Purchasers' account or accounts, as specified in Schedule 17A attached hereto, or to such other account or accounts as the Purchasers may designate in writing, notwithstanding any contrary provision herein or in any Note or any other Security with respect to the place of payment. The Purchasers agree that, before disposing of any Note, the Purchasers will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid, provided that the Purchasers shall have no liability for failure to do so. The
Company agrees to afford the benefits of this paragraph 17A to any Transferee of any Note purchased by the Purchasers hereunder.

     17B. EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Purchasers and Electra harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with this Agreement, the Notes, the Warrants and the shares of common stock and/or preferred stock being purchased (or otherwise issuable) to the Purchasers hereunder and under the Related Agreements and the transactions hereby and thereby contemplated, including, without limitation, the following (the "Expenses"): (i) all document production and duplication charges, (ii) all fees and expenses of counsel, accountants or advisors engaged by the Purchasers in connection with such agreements or instruments, or the transactions contemplated hereby or thereby, (iii) all expenses, including attorneys fees and expenses, incurred by the Purchasers or any of the Purchasers' Affiliates with respect to the enforcement of any rights or provisions of any such agreement or instrument, or in responding to any subpoena or other legal process issued in connection with such agreements and instruments or the transactions contemplated hereby or thereby, and (iv) all expenses incurred in connection with the printing of such agreements and instruments and all taxes (together in each case with interest and penalties, if any, and any income tax payable by the Purchasers in respect of any reimbursement therefor) which may be payable in respect of the execution and delivery of such agreements or instruments, or the issuance, delivery or purchase by the Purchasers of any Note or Warrant. The Company further agrees to indemnify and save harmless the Purchasers' and each of the Purchasers' officers, directors, employees and agents (herein called the "indemnified parties") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection therewith (herein called the "indemnified liabilities") incurred by the indemnified parties as a result of, or arising out of, or relating to any of the transactions contemplated hereby or by the Related Agreements, except for any indemnified liabilities arising on account of the gross negligence or willful misconduct of the indemnified parties, provided that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which shall be permissible under applicable law. The obligations of the Company under this paragraph 17B shall survive the transfer of any Note or Warrant and the payment of any Note or Warrant.

     17C. AMENDMENTS, CONSENTS AND WAIVERS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent to such amendment, action or omission to act, of the Significant Holder, or the holder of Warrants exchangeable into 5% or more of the Common Stock from time to time outstanding, affected by such amendment, action or omission to act and each holder of any Security at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 17C, whether or not such Security shall have been marked to indicate such consent; provided that notwithstanding anything in this paragraph 17C to the contrary, without the written consent of the holder or holders of all Securities at the time outstanding, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Security, or reduce the rate or affect the time of payment of interest payable with respect to any Security, or affect the exchange or conversion rights of any Security, or affect the time, amount or allocation of any required or optional prepayments, or reduce the proportion of the amount of the Securities required with respect to any consent, amendment or waiver of, or contemplated by, this Agreement; and provided, further, that no amendment to this Agreement shall increase the remaining principal amount or extend the maturity of the Notes or increase the rate or affect the time of payment of interest payable with respect to the Notes, in each case from that in effect as of the date hereof, or materially adversely affect the rights (taken as a whole) of any holder of Senior Debt without the written consent of the Agent (as defined in the Credit Agreement). The Company shall promptly send copies of any amendment, consent or waiver (and any request for any such amendment, consent or waiver) relating to this Agreement, any Related Agreement or the Securities to the Purchasers and, to the extent practicable, shall consult with the Purchasers in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any Security nor any delay in exercising any rights hereunder or under any Security shall operate as a waiver of any rights of any holder of such Security.

     17D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES AND WARRANTS. The Notes and Warrants may be transferred to any Transferee acceptable to (which acceptance will not be unreasonably withheld by) the Company, provided that any such transfer does not violate any applicable rule or regulation under the Securities Act or the Exchange Act. The Notes may be transferred in denominations of at least $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration and transfer of the Warrants. The Company shall keep at its principal office a register in which the Company shall provide for the registration and transfer of the Notes. The Notes are issuable as registered Notes only, each without coupons, in denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000). Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, which Notes shall be registered in the name of such transferee or transferees. At the option of the holder of any Note such Note may be exchanged for Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Purchasers' unsecured indemnity or that of any Transferee that is an institution shall be acceptable to the Company.

     17E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion. Any Notes at any time owned or acquired in any manner by or on behalf of the Company or any Subsidiary of the Company shall not be deemed to be outstanding for any purpose of this Agreement and shall be forthwith canceled.

     17F.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company or any of its Subsidiaries in connection herewith shall survive the execution and delivery of this Agreement and the Securities, the transfer by the Purchasers of any Security or portion thereof or interest therein and the payment of any Security, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee; provided, however, that any claim for a breach of any representation or warranty set forth herein must be made on or prior to the expiration of the first anniversary of the repayment in full of the Notes (together with all accrued interest thereon). Subject to the preceding sentence, this Agreement, the Related Agreements and the Securities embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     17G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether or not so expressed.

     17H. CERTAIN RELATIONSHIPS. The Agent and the Lenders (each as defined in the Credit Agreement) (i) shall be third party beneficiaries with respect to paragraph 8 of this Agreement and (ii) are not fiduciaries, agents or representatives of the Purchasers or any other holder of the Notes.

     17I. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Security may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or its Subsidiaries in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Security, (iii) any

Person to which such holder offers to sell such Security or any part thereof,
(iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Security, (v) any federal or state regulatory authority having jurisdiction over such holder, or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder,
(b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party Or (d) in order to protect such holder's investment in such Security; provided, that any confidential information so disclosed to any third party may be the subject of a confidentiality agreement if reasonably requested by the Company.

     17J. NOTICES. All communications provided for hereunder shall be sent by confirmed telecopy, first class mail certified mail (return receipt requested) or overnight delivery service (with charges prepaid): (i) if to the Purchasers, addressed to EIT at 65 Kingsway, London, England WC2B6QT,
ATTENTION: Company Secretary, and addressed to Associates at 65 Kingsway, London, England WC2B6QT, ATTENTION: Philip J. Dyke, or to such other addresses as the Purchasers may have designated to the Company in writing, with copies to Electra at 70 East 55th Street (25th Floor), New York, New
York 10022, ATTENTION:  John L. Pouschine, and to Willkie Farr & Gallagher,
153 East 53rd Street, New York, New York 10022, ATTENTION: Peter J. Hanlon;
(ii) if to any other holder of any Notes, addressed to such holder at the registered address of such holder as set forth in the register kept by the Company at its principal office as provided in paragraph 17D hereof; (iii) if to any other holder of the Warrants, addressed to such holder at the address of such holder in the record hooks of the Company; and (iv) if to the Company, addressed to it at 155 Montrose West Avenue, Suite 210, Copley, Ohio 44321, ATTENTION: R. Jack DeCrane, or to such other address or addresses as the Company may have designated in writing to the Purchasers and each other holder of any of the Securities at the time outstanding, with a copy to Baker & Hostetler, 3200 National City Center, Cleveland, Ohio 44114, ATTENTION:
James Griswold.

     17K. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     17L. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory or acceptable to any party, the determination of such satisfaction or acceptability shall be made by such party in its sole and exclusive reasonable judgment (as determined in accordance with such party's customary legal and business practices) exercised in good faith.

     17M. GOVERNING LAW: JURISDICTION. This Agreement (including, without limitation, paragraph 14 hereof as it applies to Unidec S.A.) and the Securities shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York without reference to such State's conflicts of laws principles. The Company and each Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City (and of the appropriate appellate courts) for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by applicable law, any objection to venue laid therein. Process in any such proceeding may be served on such party anywhere in the world, whether within or without the State of New York (except for Unidec S.A. which must be served at its principal place of business in Switzerland).

     17N. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the date first above written.

                                        Very truly yours,

                                        DeCRANE AIRCRAFT HOLDINGS, INC.


                                        By:  /s/ R. Jack DeCrane
                                           ------------------------------------
                                           Name: R. Jack DeCrane
                                           Title: Chief Executive Officer


                                        ELECTRA INVESTMENT TRUST P.L.C.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ELECTRA ASSOCIATES, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


The foregoing Agreement is hereby
accepted solely as it relates to
the Subsidiary Guarantees
contained herein as of the date
first above written

SUBSIDIARY GUARANTORS:

CORY COMPONENTS, INC.


By:  /s/ Robert Rankin
   ------------------------------------
   Name: Robert Rankin
   Title: Treasurer, Chief Financial
              Officer & Secretary

CORY HOLDINGS, INC.

By:  /s/ R. Jack DeCrane
   ------------------------------------
   Name:
   Title:

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the date first above written.

                                        Very truly yours,

                                        DeCRANE AIRCRAFT HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ELECTRA INVESTMENT TRUST P.L.C.


                                        By: /s/ H.A.L.H. MUMFORD
                                           ------------------------------------
                                           Name:  H.A.L.H. MUMFORD
                                           Title: Director


                                        ELECTRA ASSOCIATES, INC.


                                        By: /s/ R. J. Lewis
                                           ------------------------------------
                                           Name:  R. J. LEWIS
                                           Title: Director


The foregoing Agreement is hereby
accepted solely as it relates to
the Subsidiary Guarantees
contained herein as of the date
first above written

SUBSIDIARY GUARANTORS:

CORY COMPONENTS, INC.


By:
   ------------------------------------
   Name:
   Title:

CORY HOLDINGS, INC.


By:
   ------------------------------------
   Name:
   Title:

TRI-STAR TECHNOLOGIES

By: Tri-Star Technologies, Inc.,
    its General Partner

By:  /s/ R. Jack DeCrane
    ------------------------------------
    Name:  R. Jack DeCrane
    Title: Chief Executive Officer

TRI-STAR TECHNOLOGIES, INC.


By:  /s/ R. Jack Decrane
    ------------------------------------
    Name:  R. Jack DeCrane
    Title: Chief Executive Officer

TRI-STAR ELECTRONICS INTERNATIONAL, INC.


By:  /s/ R. Jack DeCrane
    ------------------------------------
    Name:  R. Jack DeCrane
    Title: Chief Executive Officer

TRI-STAR HOLDINGS, INC.

By:  /s/ R. Jack DeCrane
    ------------------------------------
    Name:  R. Jack DeCrane
    Title: Chief Executive Officer

UNIDEC S. A.


By:
    ------------------------------------
    Name:
    Title:

HOLLINGSEAD INTERNATIONAL LIMITED


By:  /s/ R. Jack DeCrane
    ------------------------------------
    Name:  R. Jack DeCrane
    Title: Chief Executive Officer

HOLLINGSEAD INTERNATIONAL, INC.


By:  /s/ R. Jack DeCrane
    ------------------------------------
    Name:  R. Jack DeCrane
    Title: Chief Executive Officer

TRI-STAR TECHNOLOGIES

By: Tri-Star Technologies, Inc.,
    its General Partner

By:
    ------------------------------------
    Name:
    Title:

TRI-STAR TECHNOLOGIES, INC.

By:
    ------------------------------------
    Name:
    Title:

TRI-STAR ELECTRONICS INTERNATIONAL, INC.

By:
    ------------------------------------
    Name:
    Title:

TRI-STAR HOLDINGS, INC.

By:
    ------------------------------------
    Name:
    Title:

UNIDEC S.A.

By:  /s/ Silvia Gutermann
    ------------------------------------
    Name:  Silvia Gutermann
    Title: Sole Administrator

HOLLINGSEAD INTERNATIONAL LIMITED

By:
    ------------------------------------
    Name:
    Title:

HOLLINGSEAD INTERNATIONAL, INC.

By:
    ------------------------------------
    Name:
    Title:

                                                                    EXHIBIT 1(b)












                               SERIES [A] WARRANT

                            TO PURCHASE COMMON STOCK

                                       OF

                         DeCRANE AIRCRAFT HOLDINGS, INC.
















WARRANT NO. [A-1]
NUMBER OF SHARES OF COMMON STOCK: [438,733]

                               TABLE OF CONTENTS

                                                                            PAGE

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   EXERCISE OF WARRANT . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.1.   Manner of Exercise . . . . . . . . . . . . . . . . . . . . . . .   5
     2.2.   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.3.   Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . .   6
     2.4.   Continued Validity . . . . . . . . . . . . . . . . . . . . . . .   6

3.   TRANSFER, DIVISION AND COMBINATION  . . . . . . . . . . . . . . . . . .   6
     3.1.   Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.2.   Division and Combination . . . . . . . . . . . . . . . . . . . .   7
     3.3.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.4.   Maintenance of Books . . . . . . . . . . . . . . . . . . . . . .   7

4.   ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.1.   Stock Dividends, Subdivisions and Combinations . . . . . . . . .   8
     4.2.   Certain Other Distributions  . . . . . . . . . . . . . . . . . .   8
     4.3.   Issuance of Additional Shares of Common Stock  . . . . . . . . .   9
     4.4.   Issuance of Warrants, Options or Other Rights  . . . . . . . . .  11
     4.5.   Issuance of Convertible Securities . . . . . . . . . . . . . . .  11
     4.6.   Superseding Adjustment . . . . . . . . . . . . . . . . . . . . .  12
     4.7.   Other Provisions Applicable to Adjustments under this Section. .  13
     4.8.   Reorganization, Reclassification, Merger, Consolidation or
            Disposition of Assets  . . . . . . . . . . . . . . . . . . . . .  15
     4.9.   Other Action Affecting Common Stock  . . . . . . . . . . . . . .  16
     4.10.  Taking of Record; Stock and Warrant Transfer
            Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5.   NOTICES TO WARRANT HOLDERS  . . . . . . . . . . . . . . . . . . . . . .  17
     5.1.   Notice of Adjustments  . . . . . . . . . . . . . . . . . . . . .  17
     5.2.   Notice of Certain Corporate Action . . . . . . . . . . . . . . .  17

6.   NO IMPAIRMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
     APPROVAL OF ANY GOVERNMENTAL AUTHORITY  . . . . . . . . . . . . . . . .  18

8.   PUT RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

9.   RESTRICTIONS ON TRANSFER  . . . . . . . . . . . . . . . . . . . . . . .  19
     9.1.   Restrictive Legend . . . . . . . . . . . . . . . . . . . . . . .  19
     9.2.   Notice of Proposed Transfers; Requests for Registration  . . . .  19

                                       (i)

10.  LOSS OR MUTILATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  19

11.  FINANCIAL AND BUSINESS INFORMATION  . . . . . . . . . . . . . . . . . .  20

12.  APPRAISAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

13.  LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . .  20

14.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     14.1.  Nonwaiver and Expenses . . . . . . . . . . . . . . . . . . . . .  20
     14.2.  Notice Generally . . . . . . . . . . . . . . . . . . . . . . . .  21
     14.3.  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     14.4.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .  21
     14.5.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     14.6.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  22
     14.7.  Office of the Company  . . . . . . . . . . . . . . . . . . . . .  22
     14.8.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     14.9.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     14.10. Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     14.11. Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     14.12. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .  23



EXHIBITS:

Exhibit A - Subscription Form
Exhibit B - Assignment Form








                                      (ii)

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF NOVEMBER 2, 1994, AMONG THE COMPANY AND CERTAIN HOLDERS OF THE COMPANY'S SECURITIES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER HEREOF TO THE SECRETARY OF THE COMPANY.

                               SERIES [A] WARRANT

                            To Purchase Common Stock

                                       Of

                         DeCRANE AIRCRAFT HOLDINGS, INC.


     THIS IS TO CERTIFY THAT [ELECTRA INVESTMENT TRUST P.L.C., a corporation organized under the laws of the United Kingdom] [ELECTRA ASSOCIATES, INC., a corporation organized under the laws of Delaware] ("Electra"), or registered assigns (such person, together with any permitted transferee, is referred to herein as the "Holder"), is entitled, beginning on the Effective Date and at any time prior to the Expiration Date, to purchase from DeCRANE AIRCRAFT HOLDINGS, INC., an Ohio corporation (the "Company"), that number of shares of Common Stock (as defined herein) which shall be initially equal to [438,733] shares and which is subject to adjustment as provided herein, at a purchase price equal to the Current Warrant Price, which shall be initially equal to $.01 per share and which is subject to adjustment as provided herein. This Warrant is issued in connection with the Holder's purchase on the date hereof of certain of the Company's 12% Senior Subordinated Notes due December 31, 2001, together with the other warrants referred to in the Securities Purchase Agreement. Capitalized terms used but not otherwise defined in this Warrant shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

1. DEFINITIONS

     As used in this Warrant, the following terms have the respective meanings set forth below:

     "Additional Shares of Common Stock" shall mean all shares of Common
Stock issued by the Company after the Closing Date, other than (i) Warrant Stock, (ii) shares of Common Stock issuable to the holders of the Series B, Series C and Series D warrants issued in connection with the transactions contemplated by the Securities Purchase Agreement, (iii) shares of Common
Stock issuable under the Common Stock Purchase Warrant, dated as of November 2, 1994, of the Company in favor of Internationale Nederlanden (U. S.)
Capital Corporation, (iv) shares of Common Stock issuable under the Common
Stock Purchase Warrant, dated as of November 2, 1994, of the Company in favor of The Provident Bank, (v) shares of Common Stock issuable under the Senior Subordinate Loan and Warrant Purchase Agreement, dated October 15, 1991, as amended, among Banc One Capital Partners Corporation, the Company and certain of its Subsidiaries, (vi) shares of Common Stock issuable upon conversion or exercise of the Company's convertible preferred stock and warrants outstanding on the Closing Date and (vii) Common Stock issued to or issuable upon conversion or exercise of options to directors, officers, employees or consultants of the Company, provided that the aggregate amount of all such Common Stock shall not exceed 17.05% of the Common Stock outstanding on a Fully Diluted basis as of the Closing Date.

     "Appraised Value" shall mean, in respect of any share of Common Stock as of any date herein specified, (y) the price that would be paid for the entire common equity interest in the Company on a going-concern basis in a single arms-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and always determined in accordance with the valuation procedures set forth in Section 12, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale, divided by (z) the number of shares of Common Stock outstanding on a Fully Diluted basis. For purposes of determining the Appraised Value, (i) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted basis shall be deemed to have been received by the Company, (ii) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully Diluted basis, (iii) any contract limitation in respect of the shares of Common Stock, including their transfer, voting and other rights and
(iv) any illiquidity arising by contract law in respect of the shares of Common Stock and any voting rights or control rights amongst the shareholders of the Company shall be deemed to have been eliminated or cancelled.

     "Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which commercial banks are required or authorized to be closed in the City of New York.

     "Closing Date" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     "Common Stock" shall mean (except where the context otherwise indicates) the common stock, without par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

     "Company" shall have the meaning set forth in the first paragraph hereof.

     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Credit Agreement" shall mean that certain Credit Agreement, dated as of November 2, 1994, between the Company, the Subsidiary Guarantors named therein, the Lenders named therein, The Provident Bank (as Cash Management Agent) and Internationale Nederlanden (U.S.) Capital Corporation (as Agent).

     "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the greater of (i) net book value per share of Common Stock as determined by reference to the Company's financial statements for the most recently ended fiscal quarter, or (ii) a valuation per share of Common Stock in an amount equal to (y) the product of (A) 5.67 times (B) the Company's EBITDA less Capital Expenditures (each as defined in the Securities Purchase Agreement) permitted under the Securities Purchase Agreement, in each event for the twelve-month period preceding the most recently ended fiscal quarter, with such product reduced by (z) principal amounts outstanding under the Credit Agreement and the Securities Purchase Agreement, or (iii) the Appraised Value per share of Common Stock.

     "Current Warrant Price" shall mean, in respect of any share of Common Stock on any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

     "Effective Date" shall mean [November 2, 1994].

     "Electra" shall have the meaning set forth in the first paragraph hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Expiration Date" shall mean December 31, 2004.

     "Fully-Diluted" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of this Warrant increased by all common equivalent shares issuable at any time pursuant to any stock options, warrants, convertible securities, and any other security or instrument that could result in additional common shares being issued at any time in the future, outstanding on such date.

     "GAAP" shall mean generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Holder" shall have the meaning set forth in the first paragraph hereof.

     "Other Property" shall have the meaning set forth in Section 4.8.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, corporation, limited liability organization, association, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of November 2, 1994, by and among the Company, Electra and Electra Associates, Inc., a Delaware corporation.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof.

     "Transfer Notice" shall have the meaning set forth in Section 9.2.

     "Triggering Event" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     "Warrant" or "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination, or in exchange or substitution therefor.

     "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

     "Warrant Stock" shall mean the shares of Common Stock received by the holders of the Warrants upon the exercise thereof.

2. EXERCISE OF WARRANT

     2.1. MANNER OF EXERCISE. From and after the Effective Date, and until 5:00 P.M. New York time on the Expiration Date, the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder [***delete the following for Series A Warrants only*** ; provided, however, that if a Triggering Event shall have occurred prior to the Effective Date this Warrant shall be void as of the date of occurrence of such Triggering Event].

     In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office at 155 Montrose West Avenue, Suite 210, Copley, Ohio 44321, or at the office or agency designated by the Company pursuant to Section 14.7, (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) the Holder's check in payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request and shall be registered in the name of the Holder or, subject to Section 9, such other name as shall be designated in the notice.

     This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check and this Warrant, is received by the Company as described above and all taxes, if any, required to be paid prior to the issuance of such shares have been paid pursuant to Section 2.2. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

     2.2. PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, and the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such taxes or charges are income taxes or otherwise imposed upon income of the Holder.

     2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

    2.4. CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 10, 11 and 14 of this Warrant. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3. TRANSFER, DIVISION AND COMBINATION

    3.1. TRANSFER. Subject to Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 14.7, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

    3.2. DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation thereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder or its agent or attorney. Subject to Section 3.1 and Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

    3.3. EXPENSES. The Company shall prepare, issue and deliver the new Warrant or Warrants and pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such Warrants, unless such taxes or charges are income taxes or otherwise imposed upon income of the Holder.

    3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.   ADJUSTMENTS

    The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event which requires an adjustment pursuant to this Section 4 at the time of such event.

    4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

         (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in or to receive any other distribution of Additional Shares of Common Stock,

         (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the occurrence of such event, and (ii) the Current Warrant Price shall be adjusted to equal the product of (A) the Current Warrant Price prior to the occurrence of such event multiplied by (B) a fraction, the numerator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment and the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment.

     4.2. CERTAIN OTHER DISTRIBUTIONS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

          (a) cash (other than a regular cash dividend payable out of surplus or net profits legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

          (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or Additional Shares of Common Stock), or

          (c) any warrants, options or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of (A) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined pursuant to Section 4.7(a), including as to an opinion from an investment banking firm) of any and all such evidences of indebtedness, shares of stock, other than securities or property or warrants or other subscription or purchase rights so distributable; and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by (B) a fraction, the numerator of which shall be the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this
Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

     4.3. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, in exchange for consideration in an amount per Additional Share of Common Stock which is less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price plus (y) the consideration, if any, received by the Company upon such issue or sale, by
(B) the total number of shares of Common Stock outstanding immediately after such issue or sale; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of (A) the Current Warrant Price in effect immediately prior to such issue or sale multiplied by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale, and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above.

    (b) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, in exchange for consideration in an amount per Additional Share of Common Stock which is less than the Current Market Price at the time the Additional Shares of Common Stock are issued, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of (A) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale multiplied by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale and the denominator of which shall be the sum of (x) number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Current Market Price; and (ii) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying (A) such Current Warrant Price by (B) a fraction, the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such issue or sale and the denominator of which shall be the number of shares of Common

Stock for which this Warrant is exercisable immediately after such issue or sale.

     (c) If at any time the Company (except as hereinafter provided) shall issue or sell any Additional Shares of Common Stock, in exchange for consideration in an amount per Additional Share of Common Stock which is less than the Current Warrant Price and the Current Market Price at the time the Additional Shares of Common Stock are issued, the adjustment required under this Section 4.3 shall be made in accordance with the formula in paragraph
(a) or (b) above which results in the lower Current Warrant Price following such adjustment. The provisions of paragraphs (a) and (b) of Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or Section 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (a) or (b) of this Section
4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5.

    4.4. ISSUANCE OF WARRANTS, OPTIONS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants, options or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price or the Current Market Price in effect immediately prior to such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such warrants, options or other rights. No further adjustment of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants, options or other rights or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     4.5. ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price or Current Market Price in effect immediately prior to the time of such issue or sale, then the number of Shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Section 4.4. No further adjustments of the number of Shares for which this Warrant is exercisable and the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant, option or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of Shares for which this Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of Section 4, no further adjustments of the number of Shares for which this Warrant is exercisable and the Current Warrant Price shall be made by reason of such issue or sale.

     4.6. SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and of the Current Warrant Price shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, options, rights or

Convertible Securities, such warrants, options or rights, or the right of conversion or exchange of such Convertible Securities, shall expire, and all or a portion of such warrants, options or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, than such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the basis of (a) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants, options or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (b) treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants, options or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     4.7. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

     (a) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights plus the additional consideration payable to the Company upon exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any consideration, such determination shall, if requested by the Holder, be supported by an opinion of an investment banking firm selected by the Company and reasonably acceptable to such Holder (or, if more than one Warrant is outstanding, by holders of a majority of the Warrant Stock issuable upon exercise of the Warrants).

     (b)  WHEN ADJUSTMENTS TO BE MADE.  The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

     (c) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

     (d) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (e) ESCROW OF WARRANT STOCK. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

     (f) CHALLENGE TO GOOD FAITH DETERMINATION. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm selected by the Company and reasonably acceptable to such Holder (or, if more than one Warrant is outstanding, to holders of a majority of Warrant Stock issuable upon exercise of the Warrants).

     4.8. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where there is a change in or distribution with respect to the Common Stock of the Company other than a subdivision, combination or exchange otherwise provided for herein), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (herein referred to as "Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every term and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereof, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.

For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants, options or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     4.9. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock which give rise to antidilution adjustments under any option, warrant, convertible security or other right to acquire Common Stock, whether outstanding at the Closing Date or hereafter issued and together with any agreements related thereto, but excluding antidilution or other adjustment rights with respect to the Banc One Warrant or the Warrants, then the Company will promptly make proportional, equitable and corresponding adjustments in the number of shares of Common Stock issuable upon exercise of the Warrants to protect the holders thereof against dilution as a result of such events.

     4.10. TAKING OF RECORD: STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

5.   NOTICES TO WARRANT HOLDERS

    5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and specifying the Current Warrant Price and the number of shares of Common Stock for which this Warrant is exercisable after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 14.7 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder thereof.

     5.2. NOTICE OF CERTAIN CORPORATE ACTION. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6.   NO IMPAIRMENT

     The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

     The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding warrants. The Company covenants that all shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable.

     Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

     Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, the Company will in good faith, as expeditiously as possible and at its own expense, endeavor to cause such shares to be duly registered or qualified, as the case may be.

8.   PUT RIGHTS

     The Holder shall have the right to require the Company to repurchase all or any portion of the Warrants held by the Holder upon the terms and as provided in paragraph 16C of the Securities Purchase Agreement.

9.   RESTRICTIONS ON TRANSFER

     The Warrants and the Warrant Stock may not be transferred or assigned before satisfaction of the conditions specified in this Section 9, which are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this
Section 9.

     9.1. RESTRICTIVE LEGEND. This Warrant, and all shares of Warrant Stock issued upon exercise hereof, shall be stamped or otherwise imprinted with a legend in substantially the following form:

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF AN

     EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION
     THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE
     SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY
     SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS
     NOT REQUIRED."

          9.2. NOTICE OF PROPOSED TRANSFERS; REQUESTS FOR REGISTRATION. Prior to any Transfer of any Warrant, the holder of such Warrant shall give five days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, including a description of the manner and circumstances of the proposed Transfer and, if requested by the Company, an opinion from counsel to such holder that the proposed Transfer of such Warrant may be effected without registration under the Securities Act. After delivery of the Transfer Notice, the holder shall be entitled to Transfer such Warrant in accordance with the terms of the Transfer Notice. Each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1, unless such legend is not required in order to ensure compliance with the Securities Act.

10.  LOSS OR MUTILATION

          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (it being understood and agreed that the written agreement of Electra Investment Trust P.L.C. and subsequent institutional transferees, if any, shall be sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor in replacement.

11.  FINANCIAL AND BUSINESS INFORMATION

          The Company will deliver or cause to be delivered to each Holder, as provided in paragraph 6A of the Securities Purchase Agreement, certain financial information, financial analyses, notices, reports, statements and certificates, all to the extent and in the manner provided therein.

12.  APPRAISAL

          The determination of Appraised Value shall be a determination (which shall be final and binding on the parties) made (i) by agreement among the Company and the Purchasers within thirty (30) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Appraiser (as defined below) selected as set forth below. If required, an

Appraiser shall be selected within ten (10) days following the expiration of the 30-day period referred to above, either by agreement among the Company and the Purchasers or, in the absence of such agreement, by lot from a list of four potential Appraisers remaining after the Company nominates three, the Purchasers nominate three, and each side eliminates one potential Appraiser. The Appraiser shall be instructed by the Company and the Purchasers to make its determination within thirty (30) days of its selection. All fees and expenses of an Appraiser selected hereunder shall be borne solely by the Company. As used herein, "Appraiser" shall mean a nationally recognized investment banking firm.

13.  LIMITATION OF LIABILITY

          No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.  MISCELLANEOUS

          14.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          14.2. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose;

          (b)   If to the Company at:

                DeCrane Aircraft Holdings, Inc.
                155 Montrose West Ave., Suite 210
                Copley, Ohio  44321
                Attention: R. Jack DeCrane

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been postmarked in the United States mail.

          14.3. VOTING. To the extent permitted by applicable law, the Warrants shall entitle the Holder to vote with the Common Stock of the Company that number of votes equal to the number of shares of Common Stock issuable from time to time upon exercise of this Warrant on any matters upon which the holders of Common Stock are entitled to vote [***delete the following for Series A Warrants only*** ; provided, however, that solely for purposes of this Section 14.3, the Effective Date shall be deemed to be the date of issue of this Warrant].

          14.4. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of (i) the Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in connection therewith, or (ii) any litigation to which the Holder is made a party in its capacity as a stockholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from the Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

          14.5. REMEDIES. Each holder of this Warrant and any Warrant Stock issuable upon exercise of this Warrant, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The

Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         14.6. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Electra or any other holder hereof. The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant, and shall be enforceable by any such holder.

          14.7. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

          14.8. INFORMATION. The Company shall cooperate with each Holder of a Warrant and each holder of Warrant Stock in supplying such information as may be reasonably requested by such holder to comply with any filings or information reporting forms presently or hereafter required as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Stock.

          14.9. AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder (or, if there is more than one Warrant outstanding, to holders of a majority of the Warrant Stock issuable upon exercise of the Warrants).

          14.10. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          14.11. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          14.12. GOVERNING LAW. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary.

Date of Issuance:  November 2, 1994

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By:
                                          -------------------------------------
                                           Name:  R. Jack DeCrane
                                           Title: Chief Executive Officer

Attest:

By:
   -------------------------------------
    Name:  Robert A. Rankin
    Title: Secretary

                                                                   Exhibit 1(a)

                        DeCRANE AIRCRAFT HOLDINGS, INC.
               12% SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2001

No._____                                                     New York, New York
$________________                                             November __, 1994

          FOR VALUE RECEIVED, the undersigned, DeCRANE AIRCRAFT HOLDINGS,
INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to ELECTRA INVESTMENT TRUST P.L.C. [ELECTRA ASSOCIATES, INC.], or registered assigns, the principal sum of___________________________________________________________
DOLLARS ($________________) on December 31, 2001, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 12% per annum from the date hereof, payable semi-annually on the last day of June and December in each year, commencing with the last day of the December next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Securities Purchase Agreement, dated as of November___, 1994, as may be amended from time to time (the "Agreement"), among the Company and the original purchasers of the Notes.

          Payments of principal and interest are to be made in lawful money of the United States of America, in the manner provided in the Agreement.

          This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to the Agreement, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part.

          This Note is a registered Note and, as provided and subject to the limitations contained in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the person in whose name this

Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Note is guaranteed by the Subsidiary Guarantors, as provided in the Agreement. Reference is made to the Agreement for a description of the obligations of the Subsidiary Guarantors and the rights of the holder of this Note with respect thereto.

          The payment of this Note is subordinated to the prior payment of Senior Debt, as provided in the Agreement. This Note shall rank senior in right of payment to all other subordinated indebtedness of the Company, as provided in the Agreement.

          This Note shall bear interest on the unpaid balance hereof as set forth above; provided, however, that the rate of interest will in no event be in excess of the maximum rate of interest permitted under applicable law.

          In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement. In addition, the original purchasers of the Notes may be entitled to Penalty Warrants exercisable for Common Stock of the Company, as provided in the Agreement.

          This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By:
                                          -------------------------------------
                                           Name:  R. Jack DeCrane
                                           Title: President

                        DeCRANE AIRCRAFT HOLDINGS, INC.

               12% SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2001

No. 1                                                        New York, New York
$6,115,973.00                                                  November 2, 1994

          FOR VALUE RECEIVED, the undersigned, DeCRANE AIRCRAFT HOLDINGS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to ELECTRA INVESTMENT TRUST P.L.C., or registered assigns, the principal sum of SIX MILLION ONE HUNDRED FIFTEEN THOUSAND NINE HUNDRED SEVENTY-THREE DOLLARS ($6,115,973.00) on December 31, 2001, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 12% per annum from the date hereof, payable semi-annually on the last day of June and December in each year, commencing with the last day of the December next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Securities Purchase Agreement, dated as of November 2, 1994, as may be amended from time to time (the "Agreement"), among the Company and the original purchasers of the Notes.

          Payments of principal and interest are to be made in lawful money of the United States of America, in the manner provided in the Agreement.

          This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to the Agreement, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part.

          This Note is a registered Note and, as provided and subject to the limitations contained in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Note is guaranteed by the Subsidiary Guarantors, as provided in the Agreement. Reference is made to the Agreement for a description of the obligations of the Subsidiary Guarantors and the rights of the holder of this Note with respect thereto.

          The payment of this Note is subordinated to the prior payment of Senior Debt, as provided in the Agreement. This Note shall rank senior in right of payment to all other subordinated indebtedness of the Company, as provided in the Agreement.

          This Note shall bear interest on the unpaid balance hereof as set forth above; provided, however, that the rate of interest will in no event be in excess of the maximum rate of interest permitted under applicable law.

          In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement. In addition, the original purchasers of the Notes may be entitled to Penalty Warrants exercisable for Common Stock of the Company, as provided in the Agreement.

          This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By: /s/ R. Jack DeCrane
                                          -------------------------------------
                                           Name:  R. Jack DeCrane
                                           Title: Chief Executive Officer

                        DeCRANE AIRCRAFT HOLDINGS, INC.

               12% SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2001

No. 2                                                        New York, New York
$884,027.00                                                    November 2, 1994

          FOR VALUE RECEIVED, the undersigned, DeCRANE AIRCRAFT HOLDINGS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to ELECTRA ASSOCIATES, INC., or registered assigns, the principal sum of EIGHT HUNDRED EIGHTY-FOUR THOUSAND TWENTY-SEVEN DOLLARS ($884,027.00) on December 31, 2001, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 12% per annum from the date hereof, payable semi-annually on the last day of June and December in each year, commencing with the last day of the December next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Securities Purchase Agreement, dated as of November 2, 1994, as may be amended from time to time (the "Agreement"), among the Company and the original purchasers of the Notes.

          Payments of principal and interest are to be made in lawful money of the United States of America, in the manner provided in the Agreement.

          This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to the Agreement, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part.

          This Note is a registered Note and, as provided and subject to the limitations contained in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Note is guaranteed by the Subsidiary Guarantors, as provided in the Agreement. Reference is made to the Agreement for a description of the obligations of the Subsidiary Guarantors and the rights of the holder of this Note with respect thereto.

          The payment of this Note is subordinated to the prior payment of Senior Debt, as provided in the Agreement. This Note shall rank senior in right of payment to all other subordinated indebtedness of the Company, as provided in the Agreement.

          This Note shall bear interest on the unpaid balance hereof as set forth above; provided, however, that the rate of interest will in no event be in excess of the maximum rate of interest permitted under applicable law.

          In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement. In addition, the original purchasers of the Notes may be entitled to Penalty Warrants exercisable for Common Stock of the Company, as provided in the Agreement.

          This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By: /s/ R. Jack DeCrane
                                          -------------------------------------
                                           Name:  R. Jack DeCrane
                                           Title: Chief Executive Officer

                                                                 EXECUTION COPY

                                AMENDMENT NO. 1
                       TO SECURITIES PURCHASE AGREEMENT

          THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of February 20, 1996 (this "AMENDMENT") is made among DeCRANE AIRCRAFT HOLDINGS, INC. (the "COMPANY"), ELECTRA INVESTMENT TRUST P.L.C. ("EIT") and ELECTRA ASSOCIATES, INC. ("ASSOCIATES" and, together with EIT, the "PURCHASERS").

                              W I T N E S S E T H :

          WHEREAS, the Company, EIT and Associates are parties to that certain Securities Purchase Agreement, dated as of November 2, 1994 (as amended, supplemented or otherwise modified from time to time, the "SECURITIES PURCHASE AGREEMENT");

          WHEREAS, the Company has requested that the Purchasers amend the Securities Purchase Agreement and waive compliance with certain provisions of the Securities Purchase Agreement as set forth herein; and

          WHEREAS, the Purchasers are willing to so amend and waive compliance with certain provisions of the Securities Purchase Agreement, but only upon the terms and subject to the conditions contained herein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the Company, EIT and Associates hereby agree as follows:

          Section 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings provided in the Securities Purchase Agreement.

          Section 2. AMENDMENTS AND WAIVERS. Subject to satisfaction of the conditions precedent set forth herein, and effective as of the Effective Date (as defined herein), the Securities Purchase Agreement shall be amended, and compliance with certain provisions of the Securities Purchase Agreement shall be waived, as follows:

          2.1. NEW DEFINITIONS. Section 13 of the Securities Purchase Agreement is hereby amended by inserting the following definitions in their alphabetically appropriate places:

          "'APPLICABLE ANNUALIZATION FACTOR' shall mean: (a) for the fiscal quarter ended March 31, 1996, 4.0; (b) for the fiscal quarter ended June 30, 1996, 2.0; and (c) for the fiscal quarter ended September 30, 1996, 1.33."

          "'CORY PURCHASE AGREEMENT' shall mean the Stock Purchase Agreement, dated January 1, 1995, between the Company, Cory and Brian Gamberg."

          "'CORY REPURCHASE' shall mean the purchase by the Company from Brian Gamberg of 25% of the outstanding capital stock of Cory pursuant to the Cory Purchase Agreement."

          "'NASSAU' shall mean Nassau Capital Partners L.P., a Delaware limited partnership, and NAS Partners I L.L.C., a Delaware limited liability company."

          "'NASSAU EQUITY INFUSION' shall mean the purchase by Nassau for cash, on or about the date of Amendment No 1 hereto, of shares of preferred stock of the Company and the Nassau Warrants for a purchase price equal to $6,500,000 pursuant to the Nassau Purchase Agreement."

          "'NASSAU/GAMBERG DEAL COSTS' shall mean all costs and expenses incurred by the Company and its subsidiaries in connection with the transactions contemplated by the Nassau Purchase Agreement and the Cory Purchase Agreement."

          "'NASSAU PURCHASE AGREEMENT' shall mean the Securities; Purchase Agreement dated as of February 20, 1996 among the Company and Nassau, as in existence on such date."

          "'NASSAU WARRANTS' shall mean the warrants to be acquired by Nassau pursuant to the terms of the Nassau Purchase Agreement."

          2.2. AMENDMENTS TO DEFINITIONS. (a) The definition of "EBITDA" is hereby amended by replacing the second parenthetical phrase therein with the following:

          "(including, without limitation, (x) amortization of intangibles, (y) amortization of Deal Costs (to the extent that such Deal Costs do not exceed $2,500,000) and (z) amortization of Nassau/Gamberg Deal Costs (to the extent that such Nassau/Gamberg Deal Costs do not exceed $600,000) and legal expenses incurred prior to February 20, 1996 in connection with a derivative action against the Company and certain of its subsidiaries maintained by Brian Gamberg on behalf of Cory (to the extent that such legal expenses do not exceed $350,000))".

          (b) The definition of "EBITDA Ratio" is hereby amended by adding the following proviso immediately prior to the end of such definition:

          "; provided, that with respect to any date prior to December 31, 1996, 'EBITDA Ratio' shall mean the ratio of (a) all Debt of the Company and the Subsidiary

          Guarantors at such time to (b) the product of (x) EBITDA for the period commencing on January 1, 1996 and ending on the fiscal quarter ending on or most recently ended prior to such date and (y) the Applicable Annualization Factor".

          (c) The definition of "Fixed Charges Ratio" is hereby amended by deleting the parenthetical in clause "(a)" thereof and adding the following proviso immediately prior to the end of such definition:

          "; provided, that with respect to any date prior to December 31, 1996, 'Fixed Charges Ratio' shall mean the ratio of (x) Cash Flow for the period commencing on January 1, 1996 and ending on the fiscal quarter ending on or most recently ended prior to such date to (y) Debt Service for such period".

          (d) The definition of "Interest Expense" is hereby amended by relettering the existing clause "(b)" thereof as clause "(c)", deleting the word "and" at the end of clause "(a)" and by adding the following new clause "(b)":

          "(b) the aggregate amount payable by the Company pursuant to
          Section 11.09 of the Credit Agreement (whether or not actually paid) during such period, and".

          (e) The definition of "Net Worth" is hereby amended by replacing clause "(e)" thereof in its entirety with the following:

          "     (e)  the value ascribed to the Warrants, the Additional
          Warrants and the Nassau Warrants and the cumulative effect of any change in the valuation of the Warrants, the Additional Warrants and the Nassau Warrants, plus".

          2.3. NO LIMIT ON CORY OBLIGATIONS. (a) The parenthetical in the definition of "Subsidiary Guarantors" is hereby deleted.

          (b) The proviso at the end of the first sentence of Section 14H is hereby deleted.

          (c)  Section 14I is hereby deleted in its entirety.

          2.4. CORY REPURCHASE. (a) The Purchasers hereby waive the provisions of Sections 7B, 7C, 7E, 7F and 7G of the Securities Purchase Agreement to the extent necessary to permit the Cory Repurchase.

          (b) Section 7C of the Securities Purchase Agreement is hereby amended by adding the following at the end thereof:

          "; provided, further, that nothing contained in this paragraph 7C shall prevent the Company from purchasing capital stock of Cory pursuant to the Cory Purchase Agreement".

    (c) Section 7B of the Securities Purchase Agreement is hereby amended by renumbering the existing clause "(vi)" as clause "(vii)", by deleting the word "and" at the end of clause (v), and by adding the following new clause
(vi) thereto:

          "    (vi)  Debt in an aggregate amount not to exceed $600,000
          consisting of obligations to Brian Gamberg under the Restrictive Covenant Agreement referred to in the Cory Purchase Agreement; and".

     2.5. FINANCIAL COVENANTS (SCHEDULES). (a) The Purchasers hereby waive compliance by the Company with Sections 7(A)(i), 7(A)(ii), 7(A)(iii) and 7(A)(iv) of the Securities Purchase Agreement for each of the periods through and including December 31, 1995.

     (b) Each of Schedules 7A(i), 7A(ii), 7a(iii) and 7A(iv) to the Securities Purchase Agreement is hereby amended for, all periods after December 31, 1995 to read as set forth on Schedules 7A(i), 7A(ii), 7a(iii) and 7A(iv), respectively, to this Amendment.

     2.6. INTEREST RATE PROTECTION; COMMODITY PRICE PROTECTION. Section 7G of the Securities Purchase Agreement is hereby amended by renumbering the existing clause "(ii)" as clause "(iii)", by deleting the word "and" at the end of clause (i), and by adding the following new clause (ii) thereto:

     "    (ii)  the Company may invest in Interest Rate Protection Agreements
(as such term is defined in the Credit Agreement) and Commodity Price Protection Agreements (as such term is defined in the Credit Agreement) as required by the terms of the Credit Agreement; and".

     2.7. WAIVER OF AMENDMENT TO CHARTER. The Purchasers hereby waive compliance by the Company with Section 7K of the Securities Purchase Agreement to the extent required to consummate the transactions contemplated by the Nassau Purchase Agreement.

     2.8. ADVISORY FEE. Section 15 of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

             "For so long as the Purchasers hold any Note, any Warrant exchangeable into at least 2% of the issued and outstanding Common Stock on a Fully Diluted basis, or at least 2% of the issued and outstanding Common Stock on a Fully Diluted basis, the Company will pay to

          Electra in cash an annual fee (the "Advisory Fee") in the amount of $100,000, payable in advance in equal quarterly installments on the first Business Day of each January, April, July and October; provided, that if the Purchasers no longer hold any Note and an Initial Public Offering has occurred no Advisory Fee will be payable. In addition, on the date of Amendment No. 1 hereto, the Company will pay to Electra a pro rated amount of the quarterly installment for the period commencing January 1, 1996."

     2.9. WAIVER OF ANTI-DILUTION ADJUSTMENTS. The Purchasers hereby waive all anti-dilution adjustments contained in the Securities Purchase Agreement and each of the Warrants which would otherwise result from the initial issuance of securities pursuant to the Nassau Purchase Agreement.

     2.10. PUT. Section 16C of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

          "     16C.  PUT.  (a)(i)  If no Triggering Event shall have
          occurred by December 31, 2000, then the Purchasers or other holder of the Warrants may, at any time thereafter, by giving written notice to the Company (the "Put Notice"), require the Company to repurchase (the "Put") all or any portion of the Warrants held by the Purchasers or other holder of the Warrants for an amount equal to the Put Amount and corresponding to that number of shares of Common Stock then issuable upon exercise of the Warrants designated in the Put Notice. The Company shall pay to the Purchasers the Put Amount in full in cash within 30 days of the date of the Put, or if sooner, at the same time payment is required by the terms of the Nassau Warrants, the ING Warrant or the Provident Warrant.

               (ii) Immediately upon receipt of (i) a Put Notice or (ii) notice, whether prior to or after December 31, 2000, from the holders of any of the Nassau Warrants, the ING Warrant, the Provident Warrant or the Banc One Warrant (such holders being referred to herein collectively as the "Put Holders") that the Purchasers or such Put Holders intend to exercise put rights in connection with the repurchase of any of their warrants by the Company, the Company shall, before repurchasing any such warrants, give written notice thereof to the Purchasers and/or all other Put Holders, as the case may be. For a period of twenty (20) days following receipt of such notice, the Purchasers and each Put
          Holder shall be entitled, by written notice to the Company, the Purchasers and/or each Put Holder, as the case may be, to elect to require the Company to repurchase for cash its pro rata share (on the basis of the number of shares of Common Stock then issuable upon exercise of all of the warrants held by the Purchasers and each such Put Holder) of the warrants held by the Purchasers and each such Put Holder. If, at the expiration of such twenty-day period the Purchasers or any Put Holders have not elected to have the Company repurchase their warrants, the Company shall repurchase only those warrants for which notice has been received and shall pay the Put Amount in full in cash within ten (10) days of the above-described twenty-day period.

               (iii) If the Company shall not have funds legally available in the amount necessary to repurchase all warrants of the Purchasers and Put Holders with respect to which notice has been received, then such warrants shall be repurchased by the Company in the following order of priority: (A) first, on a pro rata basis in accordance with the number of shares of Common Stock then issuable upon exercise of all of the warrants held by the Purchasers, ING and Provident, and (B) second, to the extent funds are legally available therefor and subject to the prior payment in full of the Electra, ING and Provident warrants, on a pro rata basis in accordance with the number of shares of Common Stock then issuable upon exercise of all of the warrants held by each other Put Holder.

               (b) If, prior to December 31, 2000, any Put Holder notifies the Company that such Put Holder intends to exercise put rights in connection with the repurchase of any of its warrants by the Company, the Company shall, before repurchasing any such warrants, give written notice thereof to the Purchasers and all other Put Holders. For a period of twenty (20) days following receipt of such notice, the Purchasers shall be entitled, by written notice to the Company and each Put Holder, to elect to require the Company to repurchase the Warrants for cash at a price equal to the Put Amount

               (c) Any Put not satisfied in full in cash shall remain an obligation of the Company and shall bear interest, which interest shall be paid together with any payment of the Put Amount, at a rate of 14% per annum."

     2.11. PREPAYMENT FEES. The Securities Purchase Agreement is hereby amended by adding the following new Section 5F:

          "      5F.  PREPAYMENT FEES.  The Company hereby agrees to pay the following prepayment fees:

               (a) A prepayment fee of $140,000 shall be due and payable by the Company to Electra upon repayment of all of the principal and interest on the Notes
          (whether pursuant to paragraph 5A or paragraph 5B hereof or otherwise) if the same shall occur on or prior to February 15, 1997.

               (b) A prepayment fee of $70,000 shall be due and payable by the Company to Electra upon repayment of all of the principal and interest on the Notes (whether pursuant to paragraph 5A or paragraph 5B hereof or otherwise) if the same shall occur after February 15, 1997 and on or prior to February 15, 1998.

          Notwithstanding the foregoing, no such prepayment fee shall be payable upon repayment of all principal and interest on the Notes pursuant to paragraph 5A(ii) hereof in connection with an Initial Public Offering."

     Section 3. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date (the "EFFECTIVE DATE") that each of the conditions precedent set forth below shall have been fulfilled to the satisfaction of each of the
Purchasers:

     (a) DELIVERY OF AMENDMENT. The Purchasers shall have received a counterpart of this Amendment duly executed by the Company and the Subsidiary Guarantors.

     (b) DELIVERY OF ADVISORY AMENDMENT. The Purchasers shall have received a counterpart of the Amendment No. 1 to Advisory Agreement in form and substance satisfactory to the Purchasers and duly executed by the Company.

     (c) NO DEFAULT. On and as of the Effective Date, and after giving effect to this Amendment, no Default or Event of Default under the Securities Purchase Agreement shall have occurred and be continuing.

     (d) CREDIT AGREEMENT: OTHER DOCUMENTS. The Purchasers shall have received a true and correct copy of all amendments, waivers and consents applicable to the Senior Debt, in form and substance satisfactory to the Purchasers. In addition, the Purchasers shall have received a true and correct copy of the Cory Purchase Agreement, the Nassau Purchase Agreement, the Nassau Warrants and all documents and agreements related thereto, each in form and substance satisfactory to the Purchasers.

     (e) EQUITY PROCEEDS: DEAL COSTS. The Purchasers shall have received satisfactory evidence that (a) the Company has received from Nassau cash proceeds of at least $6,500,000 from the Nassau Equity Infusion, (b) the aggregate amount of Nassau/Gamberg Deal Costs do not and will not substantially exceed $600,000 and (c) the proceeds of the Nassau Equity Infusion will be sufficient to pay substantially all of the Nassau/Gamberg Deal Costs.

     (f) FEES AND EXPENSES. Electra shall have received a fee in the amount of $25,000. In addition, the Company shall have paid or reimbursed Electra for its out-of-pocket costs and expenses, and for the fees and expenses of Willkie Farr & Gallagher, counsel to the Purchasers and Electra, in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby.

     Section 4. REPRESENTATION AND WARRANTY. To induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants to the Purchasers that the representations and warranties made by the Company in the Securities Purchase Agreement are true and correct in all material respects on and as of the Effective Date after giving effect to the effectiveness of this Amendment, as if made on and as of the Effective Date, unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. References in such representations and warranties to the Securities Purchase Agreement shall be deemed to be references to the Securities Purchase Agreement as amended by this Amendment.

     Section 5. MISCELLANEOUS. (a) The Company hereby confirms that, except as expressly provided in this Amendment, all of the representations, warranties, terms, covenants and conditions of the Securities Purchase Agreement and the Warrants shall remain unwaived and shall continue to be in full force and effect in accordance with their respective terms. The amendments, waivers and consents provided herein shall be limited precisely as provided herein and shall not be deemed to be an amendment to, waiver of or consent to any other provision of the Securities Purchase Agreement or the Warrants, or of any transaction or further or future action on the part of the Company or any other Person which would require the consent of the Purchasers under the Securities Purchase Agreement or the Warrants or any other instrument.

     (b) This Amendment may be executed in any number of counterparts by the parties hereto and all of said counterparts when taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.





                                       By: /s/ Robert Rank
                                          -------------------------------------
                                          Name:
                                          Title:


                                       ELECTRA INVESTMENT TRUST P.L.C.





                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       ELECTRA ASSOCIATES, INC.





                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.





                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       ELECTRA INVESTMENT TRUST P.L.C.





                                       By: /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Name:
                                          Title:


                                       ELECTRA ASSOCIATES, INC.





                                       By: /s/ [ILLEGIBLE]    /s/ RJ Lewis
                                          -------------------------------------
                                          Name:
                                          Title:

SUBSIDIARY GUARANTORS:

CORY COMPONENTS, INC.



By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:

CORY HOLDINGS, INC.



By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:

TRI-STAR TECHNOLOGIES

By: Tri-Star Technologies, Inc.,
    its General Partner



By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:

TRI-STAR TECHNOLOGIES, INC.



By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:

TRI-STAR ELECTRONICS INTERNATIONAL, INC.



By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:

TRI-STAR HOLDINGS, INC.



By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:

UNIDEC S.A.



By:
   -------------------------------
   Name:
   Title.

SUBSIDIARY GUARANTORS:

CORY COMPONENTS, INC.



By:
   -------------------------------
   Name:
   Title:

CORY HOLDINGS, INC.



By:
   -------------------------------
   Name:
   Title:

TRI-STAR TECHNOLOGIES

By: Tri-Star Technologies, Inc.,
    its General Partner



By:
   -------------------------------
   Name:
   Title:

TRI-STAR TECHNOLOGIES, INC.



By:
   -------------------------------
   Name:
   Title:

TRI-STAR ELECTRONICS INTERNATIONAL, INC.



By:
   -------------------------------
   Name:
   Title:

TRI-STAR HOLDINGS, INC.



By:
   -------------------------------
   Name:
   Title:

UNIDEC S.A.



By: /s/ [ILLEGIBLE]
   -------------------------------
   Name:
   Title:

HOLLINGSEAD INTERNATIONAL LIMITED




By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:


HOLLINGSEAD INTERNATIONAL, INC.




By: /s/ Robert Rank
   -------------------------------
   Name:
   Title:

                                Schedule 7A(i)
                                Leverage Ratio

     The Company and the Subsidiary Guarantors will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods.

       PERIOD                                       RATIO
       ------                                       -----
From January 1, 1996
  through March 30, 1996                         12.10 to 1

From March 31, 1996 through
  June 29, 1996                                  3.98 to 1

From June 30, 1996 through
  September 29, 1996                             3.82 to 1

From September 30, 1996
  through December 30, 1996                      3.38 to 1

From December 31, 1996
  through March 30, 1996                         2.84 to 1

From March 31, 1997
  through June 30, 1997                          4.29 to 1

From July 1, 1997 through
  December 31, 1997                              3.30 to 1

From January 1, 1998
  through June 30, 1998                          3.03 to 1

From July 1, 1998 through
  December 31, 1998                              2.48 to 1

From January 1, 1999 and
  at all times thereafter                        2.20 to 1

                               Schedule 7A(ii)
                                EBITDA Ratio

     The Company and the Subsidiary Guarantors will not permit the EBITDA Ratio to exceed the following respective ratios at any time during the following respective periods:

       PERIOD                                       RATIO
       ------                                       -----

From March 31, 1996 through
  June 29, 1996                                  7.86 to 1

From June 30, 1996 through
  September 29, 1996                             5.38 to 1

From September 30, 1996
  through December 30, 1996                      4.05 to 1

From December 31, 1996
  through March 30, 1997                         3.27 to 1

From March 31, 1997
  through June 30, 1997                          2.53 to 1

From July 1, 1997 through
  December 31, 1997                              2.20 to 1

From January 1, 1998
  through December 31, 1998                      1.93 to 1

From January 1, 1999 and
  at all times thereafter                        1.65 to 1

                               Schedule 7A(iii)
                                  Net Worth

     The Company will not permit its Net worth to be less than the following respective amounts at any time during the following respective periods:

       PERIOD                                       AMOUNT
       ------                                       ------

From January 1, 1996
  through March 30, 1996                         $ 2,700,000

From March 31, 1996 through
  June 29, 1996                                  $ 8,929,800

From June 30, 1996 through
  September 29, 1996                             $ 9,255,600

From September 30, 1996
  through December 30, 1996                      $10,102,500

From December 31, 1996
  through March 30, 1997                         $11,169,000

From March 31, 1997
  through June 30, 1997                          $ 8,100,000

From July 1, 1997 through
  December 31, 1997                              $ 9,450,000

From January 1, 1998
  through June 30, 1998                          $11,700,000

From July 1, 1998 through
  December 31, 1998                              $13,725,000

From January 1, 1999 and
  at all times thereafter                        $15,750,000

                               Schedule 7A(iv)
                             Fixed Charges Ratio

     The Company and the Subsidiary Guarantors will not permit the Fixed Charges Ratio to be less than the following respective ratios at any time during the following respective periods:

       PERIOD                                       RATIO
       ------                                       -----

From March 31, 1996 through
  June 29, 1996                                  0.234 to 1

From June 30, 1996 through
  September 29, 1996                             0.666 to 1

From September 30, 1996
  through December 30, 1996                      0.891 to 1

From December 31, 1996
  through March 30, 1997                         1.089 to 1

From March 31, 1997
  through June 30, 1997                          1.035 to 1

From July 1, 1997 through
  December 31, 1997                              1.215 to 1

From January 1, 1998 and
  at all times thereafter                        1.350 to 1